                                                                       EXHIBIT 1


                              EXCHANGE AGREEMENT

                         DATED AS OF SEPTEMBER 4, 1996

                                 BY AND AMONG


                          READING ENTERTAINMENT, INC.
                                READING COMPANY
                               CRAIG CORPORATION
                            CRAIG MANAGEMENT, INC.
                          CITADEL HOLDING CORPORATION
                                      AND
                        CITADEL ACQUISITION CORP., INC.

                               TABLE OF CONTENTS
                               -----------------

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                                                                            Page
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1.   DEFINITIONS...........................................................   3

2.   EXCHANGE..............................................................   8

     2.1   Assets to be Exchanged by Craig.................................   8
     2.2   Assets to be Exchanged by CMI...................................   8
     2.3   Assets to be Transferred by CAC.................................   9
     2.4   Assets to be Exchanged by Reading
           Entertainment and Citadel.......................................   9
     2.5   Instruments of Conveyance and Transfer..........................   9
     2.6   Closing.........................................................  10
     2.7   Dividends.......................................................  10

3.   REPRESENTATIONS AND WARRANTIES OF READING AND
     READING ENTERTAINMENT.................................................  11

     3.1   Organization and Authorization..................................  11
     3.2   Non-Contravention...............................................  12
     3.3   Capital Stock...................................................  13
     3.4   SEC Reports.....................................................  16
     3.5   No Adverse Changes..............................................  17
     3.6   Approvals.......................................................  19
     3.7   Litigation......................................................  19
     3.8   Regulatory Compliance...........................................  19
     3.9   Brokers.........................................................  20
     3.10  Accuracy of Information Furnished...............................  20
     3.11  Investment Representation.......................................  21
     3.12  Title to Assets.................................................  22
     3.13  Further Investment Representation...............................  23

4.   REPRESENTATIONS AND WARRANTIES OF CRAIG AND CMI.......................  24

     4.1   Organization and Authorization..................................  24
     4.2   Non-Contravention...............................................  26
     4.3   Approvals.......................................................  26
     4.4   Interest in Reading International...............................  27
     4.5   Title to Assets.................................................  27
     4.6   Accuracy of Information Furnished...............................  28
     4.7   Securities Law Compliance.......................................  28
     4.8   Brokers.........................................................  29
     4.9   Stater Financial Condition......................................  29
     4.10  Investment Representation.......................................  29
     4.11  CMI.............................................................  31

5.   REPRESENTATIONS AND WARRANTIES OF CITADEL AND CAC.....................  32

     5.1   Organization and Authorization..................................  32
     5.2   Non-Contravention...............................................  33
     5.3   Approvals.......................................................  34
     5.4   Accuracy of Information Furnished...............................  34

                                       i
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     5.5   Securities Law Compliance........................................ 34
     5.6   Brokers.......................................................... 35
     5.7   Investment Representation........................................ 35
     5.8   Independent Continuing Directors................................. 37
     5.9   Capital Stock.................................................... 37

6.   SHAREHOLDER APPROVAL; PROXY AND
     REGISTRATION FILINGS................................................... 38

     6.1   Shareholder Approval............................................. 38
     6.2   Proxy Statement and Registration Statement....................... 39

7.   COVENANTS.............................................................. 42

     7.1   Covenants of Craig, CMI, Citadel and CAC......................... 42
     7.2   Covenants of Reading and Reading Entertainment................... 44
     7.3   Access........................................................... 45
     7.4   Citadel Contributions............................................ 46

8.   CONDITIONS............................................................. 47

     8.1   Conditions Precedent to the Obligations of All Parties........... 47
     8.2   Additional Conditions Precedent to the Obligations of
           Reading and Reading Entertainment................................ 49
     8.3   Additional Conditions Precedent to the
           Obligations of Craig and CMI..................................... 51
     8.4   Additional Conditions Precedent to the
           Obligations of CAC and Citadel................................... 55

9.   TERMINATION............................................................ 57

     9.1   Termination...................................................... 57
     9.2   Written Notice................................................... 58
     9.3   Effect of Termination............................................ 58

10.  GENERAL PROVISIONS..................................................... 58

     10.1  Survival of Representations and Warranties....................... 58
     10.2  Notices.......................................................... 59
     10.3  Amendment and Waiver............................................. 60
     10.4  Counterparts..................................................... 61
     10.5  Assignability.................................................... 61
     10.6  Entire Agreement................................................. 61
     10.7  Applicable Law................................................... 61
     10.8  Headings......................................................... 62
     10.9  Costs and Expenses............................................... 62

     Exhibit 1       -   Certificate of Designations, Preferences, and Rights of
                         Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred
                         Stock of Reading Entertainment, Inc.

     Exhibit 5.9     -   Certificate of Designation of the Series B 3%
                         Cumulative Voting Convertible Preferred Stock of
                         Citadel Holding Corporation.

     Exhibit 8.4(e)  -   Asset Put and Registration Rights Agreement

                              EXCHANGE AGREEMENT

     This Exchange Agreement (the "Agreement") is made and entered into as of this 4th day of September, 1996 by and among Reading Entertainment, Inc., a Delaware corporation ("Reading Entertainment"), Reading Company, a Pennsylvania corporation ("Reading"), Craig Corporation, a Delaware corporation ("Craig"), Craig Management, Inc., a California corporation ("CMI"), Citadel Holding Corporation, a Delaware corporation ("Citadel"), and Citadel Acquisition Corp., Inc., a Delaware corporation ("CAC"), with reference to the following:

     A. Reading and Reading Entertainment desire that Reading Entertainment exchange its securities for assets, including cash, as described herein, for the purpose of enhancing its capitalization to further the development and expansion of its Beyond-the-Home Entertainment business.

     B. Craig currently participates with Reading in its Beyond-the-Home Entertainment business and Craig desires to broaden its participation in Reading's Beyond-the-Home Entertainment business by acquiring a further equity interest in Reading Entertainment.

     C. Citadel, which as a result of a recapitalization of its principal asset in 1994, has assets currently consisting of cash and certain illiquid assets, desires to deploy a portion of its available liquid assets in Reading's Beyond-the-Home Entertainment business by acquiring an equity interest in Reading Entertainment.

     D. The parties hereto intend that the transaction qualify for nonrecognition treatment as an exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     E. Prior to the exchange transaction described herein Reading Entertainment intends to form a wholly owned subsidiary ("Entertainment Subsidiary"), and Entertainment Subsidiary shall be merged into Reading in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code, with each holder of Reading Class A Common Stock and Reading Common Stock receiving shares of Reading Entertainment Common Stock (the "Reorganization").

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein the parties hereto agree as follows:

1.   DEFINITIONS


     For purposes of this Agreement the following terms shall have the meanings set forth:

     "Asset Put" shall have the meaning set forth in the Option Agreement.

     "CAC" shall have the meaning set forth in the preface to this Agreement. CAC is a wholly owned subsidiary of Citadel.

     "Certificate of Designations" shall have the meaning set forth in Section 3.3(a) of this Agreement.

     "Citadel" shall have the meaning set forth in the preface to this Agreement.

     "Citadel Certificate of Designation" shall have the meaning set forth in
Section 5.9 of this Agreement.

     "Citadel Common Stock" shall mean the Common Stock of Citadel.

     "Citadel Preferred Stock" shall mean the 3% Cumulative Voting Convertible Preferred Stock of Citadel, stated value $3.95 per share.

     "Closing" and "Closing Date" shall have the meanings set forth in Section
2.6 of this Agreement.

     "CMI" shall have the meaning set forth in the preface to this Agreement. CMI is a wholly owned subsidiary of Craig.

     "Code" shall have the meaning set forth in the preface to this Agreement.

     "Craig" shall have the meaning set forth in the preface to this Agreement.

     "Entertainment Subsidiary" shall have the meaning set forth in the preface to this Agreement.

     "Exchange" refers to and means the exchange of assets for Reading Entertainment Preferred Stock described in Sections 2.1, 2.2 and 2.3 to this Agreement.

     "LLC Agreement" shall have the meaning set forth in Section 4.4 to this Agreement.

     "Option Agreement" shall have the meaning set forth in Section 8.4(e) to this Agreement.

     "Original Citadel Certificate of Designation" shall mean the Certificate of Designation of the Citadel Preferred Stock.

     "Prospectus" shall have the meaning set forth in Section 6.2(c) of this Agreement.

     "Proxy Statement" shall have the meaning set forth in Section 6.2(a) of this Agreement.

     "Reading" shall have the meaning set forth in the preface to this Agreement.

     "Reading Class A Common Stock" shall mean the Class A Common Stock of Reading.

     "Reading Common Stock" shall mean the Common Stock of Reading.

     "Reading Entertainment" shall have the meaning set forth in the preface to this Agreement.

     "Reading Entertainment Common Stock" shall mean the $0.001 par value Common Stock of Reading Entertainment.

     "Reading Entertainment Preferred Stock" shall mean the Reading Entertainment Series A Preferred Stock and the

Reading Entertainment Series B Preferred Stock, collectively.

     "Reading Entertainment Series A Preferred Stock" shall mean the Series A Voting Cumulative Convertible Preferred Stock of Reading Entertainment, $100 stated value per share, having the rights, preferences and privileges set forth in Exhibit 1 to this Agreement.

     "Reading Entertainment Series B Preferred Stock" shall mean the Series B Voting Cumulative Convertible Preferred Stock of Reading Entertainment, $100 stated value per share, having the rights, preferences and privileges set forth in Exhibit 1 to this Agreement.

     "Reading Holdings" shall mean Reading Holdings, Inc., a Delaware corporation. Reading Holdings is a wholly owned subsidiary of Reading.

     "Reading International" shall mean Reading International Cinemas LLC, a Delaware limited liability company. Reading International is owned equally by Craig and Reading Investment.

     "Reading Investment" shall mean Reading Investment Company, Inc., a Delaware corporation. Reading Investment is an indirect wholly owned subsidiary of Reading.

     "Reading SEC Reports" shall have the meaning set forth in Section 3.4 of this Agreement.

     "Reading's Stock Option Plans" shall mean the 1982 Incentive Stock Option Plan, the 1982 Non-qualified Option Plan and the 1992 Non-qualified Stock Option Plan.

     "Reading Shareholders" shall have the meaning set forth in Section 6.1 of this Agreement.

     "Registration Statement" shall have the meaning set forth in Section 6.2(c) of this Agreement.

     "Reorganization" shall have the meaning set forth in the preface to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "SEC" shall mean the Securities and Exchange Commission.

     "Series B Citadel Preferred Stock" shall mean the Series B 3% Cumulative Voting Convertible Preferred Stock of Citadel, stated value $3.95 per share.

     "Stater" shall mean Stater Bros. Holdings Inc., a Delaware corporation.

     "Stater Preferred Stock" shall mean the Series B Preferred Stock of Stater.

2.  EXCHANGE

     2.1  Assets to be Exchanged by Craig.  Subject to the terms and conditions
          -------------------------------
of this Agreement, at the Closing, Craig shall deliver to Reading Entertainment all of Craig's right, title and interest in and to (i) its ownership interest in Reading International and (ii) its 1,329,114 shares of Citadel Preferred Stock, in exchange for 125,098 shares of Reading Entertainment Series B Preferred Stock and 563,210 shares of Reading Entertainment Common Stock.

     2.2  Assets to be Exchanged by CMI.  Subject to the terms and conditions of
          -----------------------------
this Agreement, at the Closing, CMI shall deliver to Reading Entertainment all of CMI's right, title and interest in and to 693,650 shares of Stater Preferred Stock in exchange for 424,902 shares of Reading

Entertainment Series B Preferred Stock and 1,912,980 shares of Reading Entertainment Common Stock.

     2.3  Assets to be Transferred by CAC.  Subject to the terms and conditions
          -------------------------------
of this Agreement, at the Closing, CAC shall purchase from Reading Entertainment 70,000 shares of Reading Entertainment Series A Preferred Stock, for an aggregate cash purchase price of $7.0 million, by wire transfer of immediately available funds.

     2.4  Assets to be Exchanged by Reading Entertainment and Citadel.  Subject
          -----------------------------------------------------------
to the terms and conditions of this Agreement, at the Closing, Reading Entertainment shall deliver to Citadel all of Reading Entertainment's right, title and interest in and to the 1,329,114 shares of Citadel Preferred Stock which Craig shall have delivered to Reading Entertainment pursuant to Section
2.1 above, in exchange for 1,329,114 shares of Series B Citadel Preferred Stock. Upon such exchange, the 1,329,114 shares of Citadel Preferred Stock shall be cancelled by Citadel.

     2.5  Instruments of Conveyance and Transfer.  The conveyance, transfer and
          --------------------------------------
delivery to Reading Entertainment of the assets being exchanged by Craig and CMI as herein provided, shall be effected by such stock powers, assignments, bills of sale, checks and other instruments of transfer and conveyance as shall be in form reasonably acceptable to Reading Entertainment.

     2.6  Closing.  Subject to the conditions set forth in Article 8, unless
          -------
this Agreement shall have been terminated as provided in Article 9, the consummation of the transactions described in Sections 2.1, 2.2, 2.3 and 2.4 above (the "Closing") shall take place at the offices of Duane, Morris & Heckscher, 1201 Market Street, Suite 1500, Wilmington, Delaware 19801-0195, on the day of the meeting of shareholders of Reading described in Article 6 of this Agreement, or as soon thereafter as is practicable (the "Closing Date").

     2.7  Dividends.  At the Closing, Reading Entertainment shall pay to Craig,
          ---------
by certified or cashiers check, any and all accrued but unpaid dividends with respect to the Citadel Preferred Stock and shall pay to CMI, by certified or cashiers check, any and all accrued but unpaid dividends with respect to the Stater Preferred Stock (in each case, excluding dividends which have been declared and are payable to holders of record on a date prior to the Closing
Date).

3.   REPRESENTATIONS AND WARRANTIES OF READING AND READING ENTERTAINMENT

     Reading and Reading Entertainment hereby jointly and severally represent and warrant to Craig, CMI, Citadel and CAC as follows:

     3.1  Organization and Authorization.  Reading and Reading Entertainment are
          ------------------------------
corporations duly organized, validly existing and in good standing under the laws of the States of Pennsylvania and Delaware, respectively, and each has full corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. Reading and Reading Entertainment are each duly qualified to do business and are in good standing in each jurisdiction in which the nature of its or their business or character of its or their properties requires such qualification and where the failure to be so qualified would materially and adversely affect either corporation or its or their business, properties or rights. Reading and Reading Entertainment have delivered to Craig and Citadel complete and correct copies of their Articles of Incorporation and Certificate of Incorporation, respectively, and their By-Laws, as amended and in effect on the date of this Agreement. Reading and Reading Entertainment each have all requisite corporate power to execute, deliver and perform their obligations under this

Agreement. The execution, delivery and performance of this Agreement by Reading and Reading Entertainment, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Reading and Reading Entertainment, subject only to obtaining shareholder approval of the Reading Shareholders. This Agreement has been duly executed and delivered by Reading and Reading Entertainment and constitutes a valid and binding agreement of Reading and Reading Entertainment, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditor's rights generally or by general equitable principles.

     3.2  Non-Contravention.  The execution and delivery of this Agreement do
          -----------------
not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-laws of Reading or the Certificate of Incorporation or By-Laws of Reading Entertainment, (b) violate any material provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any material obligation under any material mortgage, lease, agreement, judgment or decree, to which either Reading or Reading Entertainment is a party or by which either is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of Reading or Reading Entertainment, or (d) to the knowledge of either Reading or Reading Entertainment, violate or conflict with any law, ordinance or rule to which either is subject.

     3.3  Capital Stock.
          -------------

          (a) The authorized and outstanding capital stock of Reading is as set forth in the Reading SEC Reports (subject only to changes in the outstanding Reading Class A Common Stock which may occur through the Closing solely from the exercise of options granted pursuant to Reading's Stock Option Plans or the exchange of shares of Reading Common Stock for shares of Reading Class A Common Stock) and the outstanding capital stock of Reading Entertainment will at the Closing consist solely of Reading Entertainment Common Stock, of which not more than 4,973,175 shares will be issued and outstanding (plus any shares which may be issued and outstanding as a result of the exercise of options granted pursuant to Reading's Stock Option Plans and the shares of Reading Entertainment Common Stock and Reading Entertainment Preferred Stock to be issued hereunder). All of such issued and outstanding shares of capital stock are validly issued and outstanding, fully paid and nonassessable. The shares of Reading Entertainment Preferred

Stock and Reading Entertainment Common Stock to be issued pursuant to this Agreement have been duly authorized, and, when issued and paid for pursuant to the terms hereof, will be validly issued, fully paid and non-assessable and will be entitled to all the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock of Reading Entertainment, Inc. (the "Certificate of Designations"), attached as Exhibit 1 hereto. The shares of Reading Entertainment Common Stock issuable upon conversion of the Reading Entertainment Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered on such conversion in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable. The certificates representing the shares of Reading Entertainment Preferred Stock and Reading Entertainment Common Stock to be issued pursuant to this Agreement will be in due and proper form. All corporate action required to be taken for the authorization and issuance of the Reading Entertainment Preferred Stock and the Reading Entertainment Common Stock to be issued pursuant to this Agreement has been duly and validly taken. At or prior to the Closing, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware.

          (b) Except as described herein and in the Reading SEC Reports, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever obligating either Reading or Reading Entertainment to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of either Reading or Reading Entertainment or obligating either Reading or Reading Entertainment to grant, extend or enter into any such agreement or commitment. The shareholders of Reading and Reading Entertainment do not have any preemptive rights or other rights to subscribe for additional shares of Reading or Reading Entertainment, and no preemptive or similar rights will arise as a result of the transactions contemplated by this Agreement. Except as set forth in the Reading SEC Reports, there are no voting trusts, voting agreements, irrevocable proxies or other agreements to which either Reading or Reading Entertainment is a party, or of which either Reading or Reading Entertainment has knowledge, in effect relating to the voting or transfer of any shares of Reading or Reading Entertainment capital stock.

          (c) Upon acquisition of the Reading Entertainment Series A Preferred Stock pursuant to Section 2.3 of this Agreement, CAC will not be prohibited or otherwise limited in any manner, including without limitation under Delaware General Corporation Law Section 160(a), from voting in all respects its shares of Reading Entertainment Series A Preferred Stock in accordance with the Certificate of Incorporation of Reading Entertainment, except that no such representation or warranty is given with respect to such shares of Reading Entertainment Series A Preferred Stock, if any, as are required by generally accepted accounting principles to be reflected on the financial statements of Reading Entertainment as a reciprocal stockholding.

     3.4  SEC Reports.  All reports required to be filed by Reading with the SEC
          -----------
since December 1, 1995 (the "Reading SEC Reports") are in compliance in all material respects with the respective report forms and were complete and correct in all material respects as of the date on which the information was furnished. As of the date each Reading SEC Report was filed with the SEC, such Reading SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The financial statements of Reading contained in the Reading SEC Reports were prepared in accordance with the books and records of Reading and were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of Reading as of the respective dates indicated therein and the results of operations and changes in financial position for the periods so indicated.

     3.5  No Adverse Changes.  Except as set forth in the Reading SEC Reports,
          ------------------
since March 31, 1996, Reading has conducted its business only in the ordinary course, there has not been any material adverse change in the business, financial condition, assets, liabilities, properties or business operations of Reading or Reading Entertainment, and, except as contemplated by the Reorganization or this Agreement, neither Reading nor Reading Entertainment has:

          (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto, except the issuance of Reading Class A Common Stock upon the exercise of options granted under Reading's Stock Option Plans or the issuance of Reading Class A Common Stock in exchange for Reading Common Stock;

          (b) declared, set aside or made any dividend or other distribution on capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in effect to the foregoing;

          (c)  amended its Articles of Incorporation or By-Laws;

          (d) other than in the ordinary course of business, purchased, sold, assigned or transferred any material tangible assets (except for an interest in the Angelika Film Center as to which Reading Investment has entered into a binding contract of purchase) or any material license, franchise or other intangible asset; except as disclosed in the SEC Reports, mortgaged, pledged, granted or suffered to exist any lien or other encumbrance or charge on any material assets or properties, tangible or intangible, other than liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not materially adversely affect the business or financial condition of Reading or Reading Entertainment; or waived any rights of material value or cancelled any material debts or claims;

          (e) entered into any material contract or commitment other than contracts or commitments made in the ordinary course of business or pursuant to or in connection with this Agreement or the Reorganization;

          (f) made or suffered any material amendment, modification or termination of any material contract, commitment or obligation to which Reading is a party;

          (g) borrowed or loaned any money other than pursuant to agreements disclosed in the Reading SEC Reports;

          (h)  changed its method of accounting; or

          (i) agreed, whether in writing or otherwise, to take any action described in this Section 3.5.

     3.6  Approvals.  No consent, approval, order or authorization of, or
          ---------
registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Reading and Reading Entertainment or the consummation by Reading or Reading Entertainment of the transactions contemplated hereby, except as contemplated by Article 6 of this Agreement.

     3.7  Litigation.  Except as set forth in the Reading SEC Reports, there are
          ----------
no actions, suits or proceedings or investigations pending at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the knowledge of Reading, threatened against or affecting it which, if adversely determined would be reasonably likely to materially and adversely affect the business, operations or financial condition of Reading or Reading Entertainment.

     3.8  Regulatory Compliance.  Except as set forth in the Reading SEC
          ---------------------
Reports, each of Reading and Reading Entertain-ment is in substantial compliance with all material federal, state, local and foreign laws and regulations applicable to it, including, without limitation, environmental laws.

     3.9   Brokers.  All negotiations relating to this Agreement and the
           -------
transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of either Reading or Reading Entertainment who has or may have a valid claim against any of the parties to this Agreement for any broker's or finder's fee or similar compensation, other than such fee as may be payable by Reading to Berwind Financial Group, L.P., the financial advisor to the Independent Committee of the Board of Directors of Reading.

     3.10  Accuracy of Information Furnished.  The certificates, statements, and
           ---------------------------------
other information furnished to Craig, CMI, Citadel and CAC in writing by or on behalf of Reading or Reading Entertainment in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any financial projections contained in such information other than that any such financial projections were prepared in good faith based upon assumptions that Reading believes are reasonable.

     3.11  Investment Representation.  Reading Entertainment represents and
           -------------------------
warrants to Craig and CMI that the shares of Stater Preferred Stock and Citadel Preferred Stock to be received by Reading Entertainment pursuant to Sections 2.1 and 2.2 hereof and any shares of Citadel Common Stock received upon conversion, if any, of the Citadel Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Reading Entertainment and Reading further represent that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Stater Preferred Stock or Citadel Preferred Stock being acquired pursuant to Sections 2.1 and 2.2 hereof. Reading Entertainment understands that the shares being acquired by it as described above have not been registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of securities are exempt pursuant to Sections 4(1) and 4(2) of the Securities Act, and that Craig's and CMI's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Stater Preferred Stock and the Citadel Preferred Stock and any shares of Citadel Common Stock issued upon conversion of shares of the Citadel Preferred Stock may be endorsed with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES AT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Reading Entertainment understands that Stater and/or Citadel may instruct their transfer agent not to register the transfer of any of its securities unless the transfer is under conditions which do not violate the Securities Act.

     3.12  Title to Assets.  Upon consummation of the exchange contemplated by
           ---------------
Section 2.1 of this Agreement, Reading will own and have, and at the Closing will deliver to Citadel, to the extent received from Craig, good and marketable title to its interest in the Citadel Preferred Stock being transferred hereunder, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, other than the provisions of the Original Citadel Certificate of Designation.

     3.13  Further Investment Representation.  Reading Entertainment represents
           ---------------------------------
and warrants to Citadel that the shares of Series B Citadel Preferred Stock to be received by it pursuant to Section 2.4 hereof and any shares of Citadel Common Stock received upon conversion of said shares of Series B Citadel Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that Reading Entertainment has no present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Reading Entertainment further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Series B Citadel Preferred Stock being acquired pursuant to Section 2.4 hereof. Reading Entertainment understands that the shares of Series B Citadel Preferred Stock being acquired hereunder and the shares of Citadel Common Stock received upon any conversion of the Series B Citadel Preferred Stock have not been and will not be registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of such securities are exempt pursuant to Section 4(2) of the Securities Act, and that Citadel's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Series B Citadel Preferred Stock and any shares of Citadel Common Stock issued upon conversion of shares of Series B Citadel Preferred Stock may be endorsed with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Citadel may also instruct its transfer agent not to register the transfer of any securities unless the conditions specified in the foregoing legend are satisfied.

4.   REPRESENTATIONS AND WARRANTIES OF CRAIG AND CMI

     Craig and CMI hereby jointly and severally represent and warrant to Reading, Reading Entertainment, Citadel and CAC as follows:

     4.1   Organization and Authorization.  Craig and CMI are corporations duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and California, respectively, and each has the full corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. Craig and CMI are each duly qualified to do business and are in good standing in each jurisdiction in which the nature of its or their business or character of its or their properties requires such qualification and where the failure to be so qualified would materially and adversely affect either corporation or its or their business, properties or rights. Craig and CMI have each delivered to Reading and Reading Entertainment complete and correct copies of their Certificate of Incorporation and Articles of Incorporation, respectively, and their By-Laws, as amended and in effect on the date of this Agreement. Craig and CMI each have all requisite corporate power to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Craig and CMI, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Craig and CMI and the shareholder of CMI, and no shareholder approval of Craig is required. Neither Craig nor CMI is an "investment company" as defined in the Investment Company Act of 1940, as amended. This Agreement has been duly executed and delivered by Craig and CMI and constitutes a valid and binding agreement of Craig and CMI, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditor's rights generally or by general equitable principles.

     4.2  Non-Contravention.  The execution and delivery of this Agreement do
          -----------------
not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of CMI or the Certificate of Incorporation or By-Laws of Craig, (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any material obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment or decree, to which Craig or CMI is a party or by which either is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of Craig or CMI, or (d) to the knowledge of either Craig or CMI, violate or conflict with any law, ordinance or rule to which either is subject.

     4.3  Approvals.  No consent, approval, order or authorization of, or
          ---------
registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Craig and CMI or the consummation by Craig or CMI of the transactions contemplated hereby.

     4.4  Interest in Reading International.  Craig owns a membership interest
          ---------------------------------
in Reading International entitling it to a 50% allocable share in the net profits, net losses and similar items and in distributions from Reading International. Craig's interest in Reading International is as set forth in (i) the Limited Liability Company Agreement (the "LLC Agreement") entered into as of November 9, 1995 between Craig and Reading Investment, which LLC Agreement is in full force and effect and has not been modified or amended, and (ii) the RC Revocable Trust dated as of November 9, 1995 between Craig, Reading Investment and CMI as the trustee relating to rights upon the liquidation of Reading International, which agreement is in full force and effect and has not been modified or amended.

     4.5  Title to Assets.  Craig owns and has, and Reading Entertainment will
          ---------------
receive, good and marketable title to its interest in Reading International and the Citadel Preferred Stock being transferred hereunder, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, other than the provisions of the LLC Agreement with respect to the interest in Reading International and the provisions of the Original Citadel Certificate of Designation and the Stock Purchase and Sale Agreement dated as of March 27, 1996 by and between Craig and Reading Holdings, Inc. with respect to the Citadel Preferred Stock. CMI owns and has, and Reading Entertain-ment will receive, good and marketable title to the Stater Preferred Stock being transferred to Reading Entertainment pursuant to Section 2.2 hereof, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except for the provisions and restrictions set forth in the Option Agreement described in Section 8.3(e) of this Agreement.

     4.6  Accuracy of Information Furnished.  The certificates, statements, and
          ---------------------------------
other information furnished to Reading and Reading Entertainment in writing by or on behalf of Craig or CMI in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any financial projections contained in such information other than that any such financial projections were prepared in good faith based upon assumptions that Craig believes are reasonable.

     4.7  Securities Law Compliance.  None of the information supplied by Craig
          -------------------------
or CMI in writing for inclusion in the Proxy Statement, the Registration Statement or the Prospectus, or any amendments thereof or supplements thereto, at the time of mailing of such Proxy Statement or such amendments or supplements, at the time of any meeting of shareholders to be held in connection herewith, at the time the Registration Statement becomes effective and at the mailing of the Proxy Statement and the Prospectus, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.8  Brokers.  All negotiations relating to this Agreement and the
          -------
transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Craig or CMI who has or may have a valid claim against any of the parties to this Agreement for any broker's or finder's fee or similar compensation, other than such fee as may be payable by Craig to Houlihan Lokey Howard & Zukin, the financial advisor to the Independent Committee of the Board of Directors of Craig.

     4.9  Stater Financial Condition.  To the best knowledge of Craig and CMI,
          --------------------------
there has been no material adverse change in the financial condition of Stater from that reflected in its audited financial statements for the year ended September 24, 1995.

     4.10 Investment Representation.  Craig and CMI each represent and warrant
          -------------------------
to Reading Entertainment that the shares of Reading Entertainment Common Stock and Reading

Entertainment Series B Preferred Stock to be received by them pursuant to Sections 2.1 and 2.2 hereof and any shares of Reading Entertainment Common Stock received upon conversion of said shares of Reading Entertainment Series B Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that neither has any present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Craig and CMI further represent that neither has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock being acquired pursuant to Sections 2.1 and 2.2 hereof. Craig and CMI understand that the shares of Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock being acquired hereunder and the shares of Reading Entertainment Common Stock received upon any conversion of the Reading Entertainment Series B Preferred Stock have not been and will not be registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of such securities are exempt pursuant to
Section 4(2) of the Securities Act, and that Reading Entertainment's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock and any shares of Reading Entertainment Common Stock issued upon conversion of shares of Reading Entertainment Series B Preferred Stock may be endorsed with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Reading Entertainment may also instruct its transfer agent not to register the transfer of any securities unless the conditions specified in the foregoing legend are satisfied.

     4.11 CMI.  Craig has no present intention to liquidate CMI or to sell,
          ---
transfer or assign its ownership interest in CMI, nor to cause CMI to sell, transfer or assign any of the Reading Entertainment Common Stock or Reading Entertainment Series B Preferred Stock to be received by CMI pursuant to this Agreement. CMI has no present intention to liquidate or to sell, transfer or assign any of the Reading Entertainment Common Stock or Reading Entertainment Series B Preferred Stock to be received pursuant to this Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF CITADEL AND CAC

     Citadel and CAC hereby jointly and severally represent and warrant to Reading, Reading Entertainment, Craig and CMI as follows:

     5.1  Organization and Authorization.  CAC and Citadel are corporations duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and each has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. CAC and Citadel are each duly qualified to do business and are in good standing in each jurisdiction in which the nature of its or their business or character of its or their properties requires such qualification and where the failure to be so qualified would materially and adversely affect CAC or Citadel or its or their business, properties or rights. CAC and Citadel have each delivered to Reading and Reading Entertainment complete and correct copies of their Certificates of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. CAC and Citadel have all requisite corporate power to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by CAC and Citadel, and the consummation by CAC and Citadel of the transactions contemplated hereby, have been duly authorized by the Board of Directors of CAC and Citadel, and, except as may be required with respect to an exercise by Citadel of the Asset Put, no approval of Citadel or CAC shareholders is required. This Agreement has been duly executed and delivered by CAC and Citadel and constitutes a valid and binding agreement of CAC and Citadel, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditor's rights generally or by general equitable principles.

     5.2  Non-Contravention.  The execution and delivery of this Agreement do
          -----------------
not and the consummation of the transactions contemplated hereby will not (a) violate the Certificate of Incorporation or By-Laws of either CAC or Citadel,
(b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any material obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment or decree, to which CAC or Citadel is a party or by which it is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of CAC or Citadel, or (d) to the knowledge of either Citadel or CAC, violate or conflict with any law, ordinance or rule to which either is subject.

     5.3  Approvals.  No consent, approval, order or authorization of, or
          ---------
registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by CAC or Citadel or the consummation by CAC or Citadel of the transactions contemplated hereby, except as may be required with respect to an exercise by Citadel of the Asset Put.

     5.4  Accuracy of Information Furnished.  The certificates, statements, and
          ---------------------------------
other information furnished to Reading and Reading Entertainment in writing by or on behalf of CAC or Citadel in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any financial projections contained in such information other than that any such financial projections were prepared in good faith based upon assumptions that Citadel believes are reasonable.

     5.5  Securities Law Compliance.  None of the information supplied by CAC or
          -------------------------
Citadel in writing for inclusion in
the Proxy Statement, the Registration Statement or the Prospectus, or any amendments thereof or supplements thereto, at the time of mailing of such Proxy Statement or such amendments or supplements, at the time of any meeting of stockholders to be held in connection herewith, at the time the Registration Statement becomes effective and at the mailing of the Proxy Statement and the Prospectus, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.6  Brokers.  All negotiations relating to this Agreement and the
          -------
transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of CAC or Citadel who has or may have a valid claim against any of the parties to this Agreement for any broker's or finder's fee or similar compensation, other than such fee as may be payable by Citadel or CAC to Crowell, Weedon & Co., the financial advisor to the Independent Committee of the Board of Directors of Citadel.

     5.7  Investment Representation.  CAC represents and warrants to Reading
          -------------------------
Entertainment that the shares of Reading Entertainment Series A Preferred Stock to be received by CAC pursuant to Section 2.3 hereof and any shares of Reading Entertainment Common Stock received upon conversion of said shares are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Citadel and CAC further represent that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Reading Entertainment Series A Preferred Stock being acquired pursuant to Section 2.3 hereof. CAC understands that the shares being acquired by it hereunder and the shares of Reading Entertainment Common Stock received upon any conversion thereof have not been and will not be registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of such securities are exempt pursuant to Section 4(2) of the Securities Act, and that Reading Entertainment's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Reading Entertainment Series A Preferred Stock and any shares of Reading Entertainment Common Stock issued upon conversion of shares of Reading Entertainment Series A Preferred Stock may be endorsed with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Reading Entertainment may also instruct its transfer agent not to register the transfer of any securities unless the conditions specified in the foregoing legend are satisfied.

     5.8  Independent Continuing Directors.  As of the date hereof and the
          --------------------------------
Closing Date, CAC has and will have not less than two Independent Continuing Directors (as defined in Article IX of the Certificate of Incorporation of CAC).

     5.9  Capital Stock.  The shares of Series B Citadel Preferred Stock to be
          -------------
issued pursuant to this Agreement have been duly authorized, and, when issued and paid for pursuant to the terms hereof, will be validly issued, fully paid and non-assessable and will be entitled to all the rights, preferences and privileges set forth in the Certificate of Designation of the Series B 3% Cumulative Voting Convertible Preferred Stock of Citadel Holding Corporation (the "Citadel Certificate of Designation"), attached as Exhibit 5.9 hereto. The shares of common stock of Citadel issuable upon conversion of the Series B Citadel Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered on such conversion in accordance with the terms of the Citadel Certificate of Designation, will be validly issued, fully paid and non-assessable. The form of certificates representing the shares of Series B Citadel Preferred Stock to be issued pursuant to this Agreement will comply with the Delaware General Corporation Law, as amended. All corporate action required to be taken for the authorization and issuance of the Series B Citadel Preferred Stock to be issued pursuant to the Agreement has been duly and validly taken. At or prior to the Closing, the Citadel Certificate of Designation will have been filed with the Secretary of State of the State of Delaware.

6.   SHAREHOLDER APPROVAL; PROXY AND REGISTRATION FILINGS

     6.1  Shareholder Approval.  A meeting of the shareholders of Reading (the
          --------------------
"Reading Shareholders") shall be held in accordance with the laws of the State of Pennsylvania on or before November 30, 1996 (or such later date or dates as may be approved by the Boards of Directors of all of the parties to this Agreement) to, among other things, consider and act upon the Exchange and the Reorganization.

     6.2  Proxy Statement and Registration Statement.
          ------------------------------------------

          (a) Reading has prepared and filed with the SEC a Proxy Statement and related proxy material meeting the requirements of Regulation 14A of the Securities Exchange Act to be mailed to shareholders in connection with the meeting of the Reading Shareholders (the "Proxy Statement") referred to above, and Reading shall use its commercially reasonable efforts to clear these materials with the SEC and mail said materials to the Reading Shareholders on or before October 21, 1996, or as soon as practicable thereafter. Reading further covenants that the Proxy Statement at the time of mailing to the Reading Shareholders and at the time of the meeting of shareholders held to approve the Reorganization and Exchange will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act.

          (b) Craig, CMI, Citadel and CAC shall furnish in writing for inclusion in the Proxy Statement and the Registration Statement, described below, such information as may be reasonably necessary to comply with the provisions of the Securities Act and the Securities Exchange Act and the rules and regulations thereunder and shall have been requested in writing by Reading.

          (c) Reading shall prepare a registration statement (the "Registration Statement") including a form of prospectus (the "Prospectus") and one or more amendments thereto, on Form S-4 or other appropriate form covering the shares of Reading Entertainment Common Stock to be issued pursuant to the Reorganization and shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or before October 21, 1996, or as soon as practicable thereafter. Reading shall deliver to Craig, CMI, Citadel and CAC copies of the Registration Statement and each amendment thereto filed or proposed to be filed (and of each related preliminary prospectus). The Registration Statement and the Prospectus, as amended at the time the Registration Statement becomes effective, are herein called the "Registration Statement" and the "Prospectus." Reading shall advise Craig, CMI, Citadel and CAC and shall confirm in writing (i) when the Registration Statement or any post-effective amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus is filed with the SEC, (ii) when the SEC shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, relating solely to the Reorganization or Exchange, and (iii) of the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, and shall use its commercially reasonable efforts to prevent the issuance of a stop order and, if such order shall be issued, to obtain the withdrawal thereof at the earliest possible time. Reading represents and warrants to Craig, CMI, Citadel and CAC that the Registration Statement and the Prospectus (including the information therein provided by Reading) and any other amendments and supplements thereto, will, when they become effective, conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Reading makes no representation or warranty as to statements or omissions therein supplied by Craig, CMI, Citadel and CAC.

          (d) If, at any time prior to the Closing Date, it shall be necessary to amend or supplement the Proxy Statement or the Registration Statement to correct any statement or omission with respect to Reading, Reading Entertainment, Craig, CMI, Citadel or CAC in order to comply with any applicable legal requirements, the appropriate party to this Agreement shall supply in writing the necessary information to Reading. To the extent necessary to comply with applicable legal requirements, Reading shall amend or supplement the Proxy Statement and amend or supplement the Registration Statement and Prospectus.

7.   COVENANTS

     7.1  Covenants of Craig, CMI, Citadel and CAC.
          ----------------------------------------

          (a) Craig, CMI, Citadel and CAC each hereby covenant and agree that from the date of this Agreement until the Closing Date (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of Reading, it:

               (i) shall use its commercially reasonable efforts to promptly furnish such information to Reading or Reading Entertainment as shall be necessary for Reading to comply with all filing and regulatory requirements imposed on Reading or Reading Entertainment with respect to the Exchange and the Reorganization; and

               (ii) with respect to Craig and CMI, will not transfer, pledge, encumber or allow a mortgage, lien or other charge to be placed upon any of the assets to be transferred to Reading Entertainment pursuant to Section 2.1 or 2.2 hereunder.

          (b) Subject to the terms of this Agreement, Craig agrees to vote all shares of its Reading Class A Common Stock in favor of the Reorganization and Exchange at the meeting of Reading Shareholders held to consider the same.

          (c) Citadel hereby covenants and agrees that, so long as the provisions of Article IX of the Certificate of Incorporation of CAC remain applicable in accordance with their terms, Citadel (i) shall use its commercially reasonable efforts to ensure that CAC at all times has at least one Independent Continuing Director (as defined in such Article IX), and (ii) shall not and shall not permit any of its subsidiaries to cause a "short-form" merger of CAC into Citadel or any subsidiary of Citadel, or otherwise take any action which, if taken by CAC, would violate the provisions of such Article IX.

          (d) Craig covenants and agrees that at the Closing it will transfer and assign to Reading Entertainment all of Craig's rights, and Reading Entertainment covenants and agrees that it will assume all of Craig's obligations, under the Preferred Stock Purchase Agreement entered into on November 10, 1994. Citadel consents to such transfer, assumption and assignment and agrees that the provisions of such Preferred Stock Purchase Agreement shall apply to the Series B Citadel Preferred Stock (and the shares of Citadel

Common Stock issuable upon conversion of the Series B Citadel Preferred Stock) as if such shares were the "Shares" as defined in such Preferred Stock Purchase Agreement.

     7.2  Covenants of Reading and Reading Entertainment.
          ----------------------------------------------

          (a) Reading and Reading Entertainment hereby covenant and agree that from the date of this Agreement until the Closing Date, except with the prior written consent of Craig, CMI, Citadel and CAC, which will not be unreasonably withheld or delayed, it:

               (i) shall use its commercially reasonable efforts to comply with all filing and regulatory requirements which may be imposed on Reading and Reading Entertainment with respect to the Exchange and the Reorganization, including the filing with the SEC of the Proxy Statement and the Registration Statement;

               (ii) shall use its commercially reasonable efforts to obtain any consent, authorization or approval of, any governmental authority or agency or other third party required to be obtained in connection with the Exchange and the Reorganization or the taking of any action in connection with the consummation thereof; and

               (iii) use its commercially efforts to consummate the Reorganization and hold a meeting of Reading Shareholders to approve the Reorganization and the Exchange.

          (b) Reading and Reading Entertainment hereby covenant and agree that prior to the Closing, the Reading Entertainment Common Stock issuable upon conversion of the Reading Entertainment Series A and Series B Preferred Stock shall have been reserved for issuance by Reading Entertainment out of its authorized but unissued shares of Common Stock and the Reading Entertainment Common Stock issuable upon such conversion and the Reading Entertainment Common Stock being issued pursuant to Section 2.1 and 2.2 hereof shall have been approved for listing on NASDAQ National Market as well as any stock exchange where Reading Entertainment Common Stock may be listed, subject to official notice of issuance.

     7.3  Access.  From the date of this Agreement to the Closing Date,
          ------
Reading shall afford to Craig, CMI, Citadel and CAC and to the officers and authorized representatives of each such entity (including, without limitation, counsel, financial advisors and independent accountants) reasonable access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of Reading will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested. Likewise Craig shall afford to Reading, Citadel and CAC and to the authorized representatives of each such entity (including without limitation, counsel, financial advisors and independent accountants) reasonable access to all information held by Craig with respect to Stater. Each of the parties hereto shall insure that all confidential information which such party or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may receive under this
Section 7.3 or pursuant to Section 6.2(c)(ii) shall be kept confidential and not published, disclosed, or made accessible by any of them to any other person, except the persons referred to in this sentence who are advised of and agree to maintain the confidential nature of such information; provided, however, that the restrictions of this sentence shall not apply as may otherwise be required by law, as may be necessary or appropriate in connection with the enforcement of this Agreement, or to the extent such information shall have otherwise become publicly available.

     7.4  Citadel Contributions.  Prior to the Closing, Citadel agrees to
          ---------------------
contribute $7.0 million to the capital of CAC to enable CAC to complete the transfer described in Section 2.3 of this Agreement.

8.   CONDITIONS

     8.1  Conditions Precedent to the Obligations of All Parties.
          ------------------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of the parties to effect the Exchange shall be subject to the fulfillment, as of the Closing, of each of the following conditions (unless waived by the written consent of the parties hereto):

          (a) the Exchange and the Reorganization shall have been validly approved and adopted by the affirmative vote of the holders of at least a majority of the votes cast by the holders of the issued and outstanding shares of Reading Class A Common Stock and Reading Common Stock, voting together as a single class, at a duly called and held meeting of the Reading Shareholders at which a quorum is present, and the Reorganization shall have been consummated;

          (b) all permits, approvals and consents of any governmental body or agency or other third party necessary or appropriate for consummation of the Exchange and the Reorganization shall have been obtained;

          (c) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose instituted by the SEC; the Reading Entertainment Common Stock issuable upon conversion of the Reading Entertainment Series A and Series B Preferred Stock shall have been reserved for issuance by Reading Entertainment out of its authorized but unissued shares of Common Stock and the Reading Entertainment Common Stock issuable upon such conversion and the Reading Entertainment Common Stock being issued pursuant to Section 2.1 and 2.2 hereof shall have been approved for listing on NASDAQ National Market as well as any stock exchange where Reading Entertainment Common Stock may be listed, subject to official notice of issuance;

          (d) there shall not be in effect an order or decision of a court of competent jurisdiction or a governmental agency or authority which prevents, or would materially alter the terms of, the Exchange or the Reorganization;

          (e) there shall not be any action or proceeding commenced by or before any governmental agency or authority or threatened by any governmental agency or authority that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the Exchange or the Reorganization;

          (f) the requirement to close the transfers described in Sections 2.1, 2.2, 2.3 and 2.4 of this

Agreement are conditioned on all such transfers closing simultaneously;

          (g) Reading and Reading Entertainment shall have received, on or prior to the mailing date of the Proxy Statement, an opinion reasonably satisfactory to them from Berwind Financial Group, L.P. to the effect that the Exchange is fair from a financial point of view to Reading and Reading Entertainment and said opinion shall not have been withdrawn or modified in a manner which is not reasonably satisfactory to Reading or Reading Entertainment; and

          (h) the holders of Reading's Class A Common Stock shall not have had any dissenter's rights under Pennsylvania law in connection with the Reorganization.

     8.2  Additional Conditions Precedent to the Obligations of Reading and
          -----------------------------------------------------------------
Reading Entertainment.  In addition to the conditions contained in Section 8.1,
- ---------------------
the obligations of Reading and Reading Entertainment to effect the Exchange shall also be subject to the fulfillment as of the Closing Date of each of the following conditions (unless waived in writing by Reading and Reading Entertainment):

          (a) the representations and warranties of Craig, CMI, Citadel and CAC contained in Section 4 and 5, respectively, shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; Craig, CMI, Citadel and CAC shall have each duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date; and each of Craig, CMI, Citadel and CAC shall have delivered to Reading and Reading Entertainment a certificate dated the Closing Date and signed by its President or its Chief Financial Officer to the effect set forth in this subparagraph.

          (b) Reading and Reading Entertainment shall have received an opinion letter from Troy & Gould Professional Corporation, counsel to Craig and CMI, dated the Closing Date, substantially in the form previously delivered to counsel to Reading.

          (c) Reading and Reading Entertainment shall have received an opinion letter from Gibson, Dunn & Crutcher, special counsel to CAC, and Citadel, dated the Closing Date, substantially in the form previously delivered to counsel to Reading. Reading and Reading Entertainment shall have received an opinion letter from its counsel, Duane, Morris & Heckscher, dated the Closing Date, substantially in the form of the draft dated the date hereof, previously delivered to Reading.

          (d) All necessary corporation action on the part of the directors of Craig, CMI, Citadel and CAC in connection with the transactions contemplated in this Agreement shall have been duly and validly taken.

          (e) From the date hereof, there shall have been no material adverse change in the assets, business, financial condition or results of operations of Stater and its subsidiaries, taken as a whole, or Citadel and its subsidiaries, taken as a whole.

          (f) The consummation of the Exchange and the Reorganization shall not result in a "change of control" under the Code such that there would be a material adverse impact on the net operating loss carryforwards of Reading or Reading Entertainment.

          (g) The Stater Stockholders Agreement, as amended, shall have been terminated.

     8.3  Additional Conditions Precedent to the Obligations of Craig and CMI.
          -------------------------------------------------------------------
In addition to the conditions contained in Section 8.1, the obligations of Craig and CMI to effect the Exchange shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by Craig and CMI):

          (a) the representations and warranties of Reading and Reading Entertainment contained in Section 3 and the representations and warranties of Citadel and CAC contained in Section 5 shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; Reading, Reading Entertainment, Citadel and CAC shall each have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date; and Reading, Reading Entertainment, Citadel and CAC shall have each delivered to Craig and CMI a certificate dated the Closing Date and signed by its President or Chief Financial Officer to the respective effect set forth in this subparagraph;

          (b) Craig and CMI shall have received an opinion letter from Duane, Morris & Heckscher, counsel to Reading and Reading Entertainment, dated the Closing Date, substantially in the form previously delivered to counsel to Craig. Craig and CMI shall have received an opinion letter from Duane, Morris & Heckscher, dated the Closing Date, substantially in the form of the draft dated the date hereof, previously delivered to counsel to Craig.

          (c) All necessary corporate action on the part of the directors and shareholders of Reading and the directors of Reading Entertainment and Reading Entertainment Subsidiary and the directors and shareholder of CAC in connection with the transactions contemplated in this Agreement shall have been taken by the Closing.

          (d) From the date hereof, there shall have been no material adverse change in the assets, business, financial condition or results of operations of Reading or Reading Entertainment and its or their subsidiaries, taken as a whole.

          (e) Reading Entertainment shall have delivered to CMI its agreement to be bound by the provisions of Article I and II of that Option Agreement entered into as of September 3, 1993 by and among Stater, Craig and CMI with respect to the Stater Preferred Stock.

          (f) Immediately prior to the Closing, Reading International and Reading Investment shall have terminated any and all obligations of Craig and CMI under that Amended and Restated Capital Funding Agreement entered into as of March 8, 1996 by and among Craig, Reading Investment and CMI, and Reading Holdings shall have terminated all of its rights with respect to the Warrant Purchase Option set forth in Section 3.1 and the Preferred Purchase Option set forth in Section 2.1 of the Stock Purchase and Sale Agreement entered into as of March 27, 1996 by and between Craig and Reading Holdings.

          (g) The opinion of the law firm of Morris, Nichols, Arsht & Tunnell that no approval of the shareholders of Craig is required under Delaware law in connection with the Exchange shall have been reissued and dated as of the Closing Date and shall not have been modified in a manner not reasonably satisfactory to legal counsel for Craig.

          (h) The opinion of Duane, Morris & Heckscher dated as of the date of this Agreement, and delivered to Craig and CMI shall have been reissued and dated as of the Closing Date and shall not have been modified in a manner not reasonably satisfactory to legal counsel for Craig.

          (i) The fairness opinion of Houlihan Lokey Howard & Zukin addressed to the Board of Directors of Craig and dated as of the date of this Agreement shall not have been withdrawn or modified in a manner not reasonably satisfactory to Craig.

          (j) The total shareholders' equity of Reading as reflected in financial statements set forth in the Form 10-Q filed with the SEC for the quarter ended closest to the Closing shall not be less than $66,218,000.

     8.4  Additional Conditions Precedent to the Obligations of CAC and
          -------------------------------------------------------------
Citadel.  In addition to the conditions contained in Section 8.1, the
- -------
obligations of CAC and Citadel to effect the Exchange shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by CAC and Citadel):

          (a) the representations and warranties of Reading and Reading Entertainment contained in Section 3 and the representations of Craig and CMI contained in Section 4 shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; each of Reading, Reading Entertainment, Craig and CMI shall each have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date; and each of Reading, Reading Entertainment, Craig and CMI shall have delivered to CAC and Citadel a certificate dated the Closing Date and signed by its President or Chief Financial Officer to the respective effect set forth in this subparagraph.

          (b) CAC and Citadel shall have received an opinion letter from Duane, Morris & Heckscher, counsel to Reading and Reading Entertainment, dated the Closing Date, substantially in the form of the draft previously delivered to counsel to Citadel. CAC and Citadel shall have received an opinion letter from Duane, Morris & Heckscher, dated the Closing Date, substantially in the form of the draft dated the date hereof previously delivered to counsel to Citadel.

          (c) All necessary corporate action on the part of the directors and shareholders of Reading and the directors of Reading Entertainment and Reading Entertainment Subsidiary and the directors of Craig and CMI in connection with the transactions contemplated in this Agreement shall have been taken by the Closing.

          (d) From the date hereof, there shall have been no material adverse change in the assets, business, financial condition, or results of operations of Reading or Reading Entertainment and its or their subsidiaries, taken as a whole.

          (e) Each of Reading Entertainment and Craig shall have executed and delivered to Citadel and CAC an Asset Put and Registration Rights Agreement substantially in the form attached hereto as Exhibit 8.4(e) (the "Option Agreement").

          (f) The fairness opinion of Crowell, Weedon & Co. addressed to the Board of Directors of Citadel and dated as of the date of this Agreement shall not have been withdrawn or modified in a manner not reasonably satisfactory to Citadel.

          (g) The opinion of Duane, Morris & Heckscher dated as of the date of this Agreement and delivered to Citadel and CAC shall have been reissued and dated as of the Closing Date and shall not have been modified in a manner not reasonably satisfactory to legal counsel for Citadel.

          (h) The total shareholders' equity of Reading as reflected in financial statements set forth in the Form 10-Q filed with the SEC for the quarter ended closest to the Company shall not be less than $66,218,000.

9.   TERMINATION

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date, whether before or after approval by the Reading Shareholders;

          (a) by mutual consent of the respective Boards of Directors of Reading, Reading Entertainment, Craig, CMI, Citadel and CAC;

          (b) by any of the respective Boards of Directors of Reading, Craig, CMI, and Citadel if the Exchange and the Reorganization shall not have been consummated on or before December 31, 1996, except as a result of the wilful acts or omissions of the party (or, in the case of Reading, Citadel or Craig, its wholly owned subsidiary, or, in the case of CMI, its parent) seeking to cancel this Agreement.

     9.2  Written Notice.  In order to terminate this Agreement pursuant to
          --------------
Section 9.1, the party or parties so acting shall give written notice of such termination to the other parties.

     9.3  Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement pursuant to Section 9.1, the provisions of this Agreement shall become void and have no effect, with no liability on the part of any party or its shareholders or directors or officers in respect thereof, unless such termination shall have occurred as a result of the wilful breach of this Agreement by any party hereto.

10.  GENERAL PROVISIONS

     10.1 Survival of Representations and Warranties.  Other than with respect
          ------------------------------------------
to Sections 3.3, 3.11, 4.5, 4.10, 5.7 and 5.9 of this Agreement, the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year. The representations and warranties set forth in Sections 3.3, 3.11, 4.5, 4.10, 5.7 and 5.9 of this Agreement shall survive in perpetuity.

     10.2  Notices.  All notices, requests, demands or other communications
           -------
required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given made and received when delivered against receipt, upon receipt of a facsimile transmission, when deposited in the United States mails (first class postage prepaid) or when deposited with Federal Express, and addressed as follows:

If to Reading or
Reading Entertainment:            Reading Company
                                  The Graham Building
                                  One Penn Square West
                                  30 South 15th Street,
                                  Suite 1300
                                  Philadelphia, PA  19102
                                  Attn:  James A. Wunderle
                                  Fax:  (215) 569-2862

         Copies to:               Duane, Morris & Heckscher
                                  One Liberty Place
                                  Philadelphia, PA  19103
                                  Attn: Sheldon M. Bonovitz, Esq.
                                  Fax:  (215) 979-1020
                                            and
                                  Dechert Price & Rhoads
                                  4000 Bell Atlantic Tower
                                  1717 Arch Street
                                  Philadelphia, PA  19103
                                  Attn:  Henry N. Nassau, Esq.
                                  Fax:  (215) 994-2222

If to Craig or CMI:               Craig Corporation
                                  550 S. Hope Street,
                                  Suite 1825
                                  Los Angeles, CA  90071
                                  Attn:  Robin Skophammer
                                  Fax:  (213) 239-0548

         Copy to:                 Troy & Gould Professional Corporation
                                  1801 Century Park East,
                                  16th Floor
                                  Los Angeles, CA  90067
                                  Attn:  James C. Lockwood, Esq.
                                  Fax:  (310) 201-4746

If to CAC or Citadel:             Citadel Holding Corporation
                                  550 S. Hope Street
                                  Suite 1825
                                  Los Angeles, CA  90071
                                  Attn:  Steve Wesson
                                  Fax:  (213) 239-0549

         Copy to:                 Gibson, Dunn & Crutcher LLP
                                  333 S. Grand Avenue
                                  Los Angeles, CA  90071
                                  Attn:  Dhiya El-Saden, Esq.
                                  Fax:  (213) 229-7520

or such other address and fax number as any of the parties hereto may from time to time designate in writing, prior to the giving of such notice.

     10.3  Amendment and Waiver.  No amendment or waiver of any provision of
           --------------------
this Agreement shall in any event be effective, unless the same shall be in writing signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in a specific instance and for the specific purpose for which given, except that the parties to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the covenants or conditions contained in this Agreement.

     10.4  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     10.5  Assignability.  This Agreement shall not be assigned by any party
           -------------
without the prior written consent of all of the parties hereto. In the event of such assignment, this Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.

     10.6  Entire Agreement.  This Agreement and the documents referred to
           ----------------
herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings whether oral or written, relating to the subject matter hereof.

     10.7  Applicable Law.  This Agreement shall be governed by and construed
           --------------
in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

     10.8  Headings.  The section and other headings contained in this Agreement
           --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms and conditions contained therein or of this Agreement.

     10.9  Costs and Expenses.  Each party hereto shall bear its own costs and
           ------------------
expenses (including fees and disbursements of legal counsel) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions provided for herein, except that Reading Entertainment agrees to reimburse Citadel and CAC, regardless of whether the Closing occurs, for their aggregate reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of legal counsel and financial advisors) related to this Agreement and the transactions contemplated hereby up to a maximum of $280,000.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                  READING COMPANY


                                  By: /s/ JAMES A. WUNDERLE
                                      ------------------------------
                                      Its: Chief Operating Officer

                                  READING ENTERTAINMENT, INC.


                                  By: /s/ JAMES A. WUNDERLE
                                      ------------------------------
                                      Its: Chief Operating Officer


                                  CRAIG CORPORATION


                                  By: /s/ S. CRAIG TOMPKINS
                                      ------------------------------
                                      Its: President


                                  CRAIG MANAGEMENT, INC.


                                  By: /s/ S. CRAIG TOMPKINS
                                      ------------------------------
                                      Its: President


                                  CITADEL HOLDING CORPORATION


                                  By: /s/ STEVE WESSON
                                      ------------------------------
                                      Its: President


                                  CITADEL ACQUISITION CORP., INC.


                                  By: /s/ STEVE WESSON
                                      ------------------------------
                                      Its: President

                                                                       EXHIBIT 1

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

             SERIES A VOTING CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      AND

             SERIES B VOTING CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                          READING ENTERTAINMENT, INC.


          Reading Entertainment, Inc., a Delaware corporation (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has duly adopted the following resolution creating two series of its Preferred Stock, $.001 par value per share, designated as Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock:

          RESOLVED, that two series of the class of the authorized Preferred Stock of the Corporation be created hereby, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, are as follows:

          1.   Designations and Numbers of Shares.  Seventy thousand (70,000)
               ----------------------------------
shares of the Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock, $.001 par value per share, and designated as "Series A Voting Cumulative

Convertible Preferred Stock" (hereinafter called the "Series A Stock") and five hundred fifty thousand (550,000) shares of the Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock, $.001 par value per share, and designated as "Series B Voting Cumulative Convertible Preferred Stock" (hereinafter called the "Series B Stock"; the Series A Stock and the Series B Stock are hereinafter collectively called the "Convertible Preferred Stock").

          2.   Liquidation.  Upon any voluntary or involuntary dissolution,
               -----------
liquidation or winding up of the Corporation (a "Liquidation"), the holder of each share of each series of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of Common Stock of the Corporation or to the holders of other stock of the Corporation that ranks junior to such series of the Convertible Preferred Stock in respect to distributions upon a Liquidation of the Corporation ("Junior Stock"), an amount equal to $100 per share (the "Stated Value"), plus an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for distribution of assets of the Corporation to the holders of the Convertible Preferred Stock. The Series B Stock shall rank junior to the Series A Stock in right to distributions on Liquidation and shall be "Junior Stock" with respect to the Series A Stock. Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the

Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or any other property, shall be considered a Liquidation. Written notice of any Liquidation shall be given to the holders of the Convertible Preferred Stock not less than thirty days prior to any payment date stated therein.

          3.   Dividends.
               ---------

               3.1 The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus and capital legally available for the payment of dividends, cumulative dividends at the annual rate of $6.50 per each share of Series A Stock, and at the annual rate of $6.50 per each share of Series B Stock ("Regular Dividends"), in each case before any dividends or other distributions (other than dividends in Common Stock or any other stock which ranks junior in respect to such series of the Convertible Preferred Stock in respect to dividends) are paid to the holders of the Common Stock or any other stock which is Junior Stock with respect to such series. The Series B Stock shall rank junior to the Series A Stock in right to dividends and shall be "Junior Stock" with respect to the Series A Stock. Such dividends shall accumulate on each share of Convertible Preferred Stock from the date of its original issuance and from day to day and shall be payable (subject to declaration by the Board of Directors and the existence of surplus and capital legally available for the payment of such dividends) in equal quarterly installments on the last day of March, June, September and December of each year (except that, if such date is not a business day, the dividend shall be payable on the first immediately succeeding business day); provided, however, that the initial
                                      --------  -------
quarterly dividend payment payable on any share of Convertible Preferred Stock shall be an amount equal to the product determined by multiplying the Regular Dividend for a quarter by a fraction, the numerator of which is the number of days from (but not including) the date of issuance of such share to the end of the dividend quarter during which such share of Convertible Preferred Stock is issued and the denominator of which is the total number of days in such dividend quarter.

               3.2 Dividends at the rate specified in Section 3.1 hereof shall accumulate whether or not they have been declared and whether or not there is surplus and capital legally available for the payment of dividends.

               3.3 To the extent any dividends on the Convertible Preferred Stock accumulate and are in arrears, such dividend shall not bear interest.

          4.   Conversion Rights.
               -----------------

               4.1(a) Shares of Series A Stock may be converted, at the option of the holder thereof, in whole or in part, upon delivery of a certificate representing such shares to the Corporation, together with a notice specifying the number of shares to be converted (the date of such delivery, or of delivery of shares of Series B Stock on conversion thereof as hereinafter provided, is hereinafter referred to as the "Conversion Date"), (i) at any time after the date which is 18 months after the first issuance of the Convertible Preferred Stock (the date of such first issuance being the "Original Issue Date") or (ii) at any time prior to the later of (A) the 90th day after the earliest event constituting a Change in Control (as hereinafter defined) and (B) the 30th day after the consummation of the transaction the announcement of which constituted such Change in Control (the period from the date of such Change in Control to the later of such 90th or 30th day being the "Change in Control Period"). A "Change in Control" shall mean the occurrence of either of the following events: (x) any person, entity or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) other than Craig Corporation and its successors and affiliates (collectively, "Craig"), shall publicly announce or disclose having entered into a transaction as a result of which such person, entity or group would acquire beneficial ownership of 50% or more of the outstanding Common Stock or securities entitling such person, entity or group to cast 50% or more of the votes entitled to be cast at any regular election of directors of the Corporation (where "affiliate" of a person means a person directly or indirectly controlling, controlled by or under common control with such person and "control" means the power to direct the affairs of such person by reason of ownership of voting securities, contract or otherwise) or (y) the directors of the Corporation as of the Original Issue Date (the "Current Directors") and any future directors (the "Continuing Directors") elected or nominated by a majority of the Current Directors or Continuing Directors cease to constitute a majority of the Board of Directors of the Corporation.

               (b) Shares of Series B Stock may be converted, at the option of the holder thereof, in whole or in part, upon delivery of a certificate representing such shares to the Corporation, together with a notice specifying the number of shares to be converted, at any time after the date which is 18 months after the Original Issuance Date.

               (c) Notwithstanding the foregoing, a holder of shares of Convertible Preferred Stock may not convert any shares of Convertible Preferred Stock that have been called for redemption after 5:00 p.m. Eastern Time on the date for such redemption.

               4.2 Each share of Series A Stock shall be convertible into shares of the Corporation's Common Stock at a conversion price of $11.50 per share (as adjusted, the "Series A Conversion Price"), subject to certain adjustments as described below; and each share of Series B Stock shall be convertible into shares of the Corporation's Common Stock at a conversion price of $12.25 per share (as adjusted, the "Series B Conversion Price"; the Series A Conversion Price and the Series B Conversion Price are each hereinafter referred to as a "Conversion Price"), subject to certain adjustments as described below. The number of shares of Common Stock to be delivered on conversion of any shares of Convertible Preferred Stock shall equal the aggregate Stated Value thereof divided by the applicable Conversion Price then in effect, calculated to the nearest 1/100th of a share, subject to Section 4.5. Except as provided in
Section 4.7, the Corporation shall make no payment or adjustment on the account of any unpaid cumulative dividends on the shares of Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock.

               4.3 If the Corporation shall (a) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares, then each Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such shares of Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 4.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Corporation shall give notice to the holders of the Convertible Preferred Stock of any adjustment pursuant to this Section 4.3 (stating the adjusted Conversion Prices and the reasons therefor) not less than 10 days prior to the record date for such dividend, distribution, subdivision, combination or reclassification.

               4.4 If the Corporation shall consolidate or merge into or with another corporation, or if the Corporation shall sell or convey to any other person or persons all or substantially all of the assets of the Corporation, or shall issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, each holder of Convertible Preferred Stock then outstanding shall have the right thereafter to convert each share of Convertible Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share might have been converted immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of the Convertible Preferred Stock shall thereafter be made applicable.

               4.5 In connection with the conversion of any shares of the Convertible Preferred Stock hereunder, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to a like fraction of an amount equal to the closing sales price (the "Closing Price") of a share of the Corporation's Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (or, if that shall not be the principal market on which the Common Stock shall be trading or quoted, then on such principal market) on the business day next preceding the Conversion Date.

               4.6 The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of that number of shares of the Convertible Preferred Stock permitted to be converted into Common Stock hereunder.

               4.7 (a) In the event that the average of the Closing Prices of the Common Stock, over any 180 consecutive trading day period ending within 15 days of the date of the notice provided for in Section 4.7(b) (each such Closing Price having been adjusted in proportion to any adjustment in the Conversion Prices made after the date of such Closing Price), exceeds 135% of the Series A Conversion Price then in effect, the Corporation may, at its option, require the holders of all, but not less than all, of the issued and outstanding shares of Series A Stock to convert such shares into Common Stock of the Corporation at the Series A Conversion Price.

               (b) Not less than ten nor more than sixty days prior to the date fixed for mandatory conversion of the Series A Stock pursuant to Section 4.7(a) ("Mandatory Conversion"), notice by mail, postage prepaid, shall be given to each holder of shares of Convertible Preferred Stock required to be converted. On or after the date fixed for Mandatory Conversion, as stated in such notice, each holder of the shares required to be converted shall surrender his certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the shares of Common Stock deliverable upon conversion plus any accrued and any unpaid dividends on such shares of Convertible Preferred Stock. If such notice of Mandatory Conversion shall have been duly given, and if, on the date fixed for Mandatory Conversion, funds necessary for the payment of dividends, if any, shall be available therefor, then, notwithstanding that the certificates evidencing any shares required to be converted shall not have been surrendered, from and after the date fixed for Mandatory Conversion, dividends with respect to the shares so converted shall cease to accrue, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of the shares of Convertible Preferred Stock, all rights whatsoever with respect to the shares so converted shall forthwith terminate except only the right of the holders to receive the previously accrued dividends without interest thereon and the shares of Common Stock deliverable on conversion, upon surrender of their certificates therefor, and such holders shall for all purposes be deemed holders of such shares of Common Stock.

               4.8 The issuance of certificates for shares of Common Stock upon the conversion of shares of Convertible Preferred Stock shall be made without charge to the holders of shares of Convertible Preferred Stock for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of shares of Convertible Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of shares of Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. If less than all of the shares of Convertible Preferred Stock represented by a certificate surrendered for conversion are converted, the Corporation shall deliver to the holder of such shares a new certificate for the shares not so converted.

               4.9 The Corporation from time to time may reduce either Conversion Price by any amount for any period of time in the discretion of the Board of Directors.

               4.10 No adjustment in either Conversion Price shall be required unless such adjustment would result in an increase or decrease of at least 1% in such Conversion Price as then in effect; provided, however, that any adjustments that by reason of this Section 4.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          5.   Redemption.
               ----------
               5.1(a) The shares of Series A Stock may be redeemed at the option of the Corporation, in whole or in part, upon prior written notice of such redemption given by the Corpora tion in accordance with Section 5.2 hereof at any time prior to the later of (i) the 120th day after the earliest event constituting a Change in Control and (ii) the 60th day after the consummation of the transaction the announcement of which constituted such Change in Control, at the Change in Control Redemption Price (as hereinaf ter defined); provided, that the Corporation may not, pursuant to this sentence, redeem shares of Series A Preferred Stock held by Citadel Holding Corporation ("Citadel") or any of its affiliates unless, prior to or simultaneously with such redemption, Craig assumes certain obligations of the Corporation as provided in Section 4.1 of the Asset Put and Registration Rights Agreement, dated the Original Issue Date, among the Corporation, Craig, Citadel, and Citadel Acquisition Corp., Inc. (the "Put Agreement"), and provided further that the Corporation may not redeem any shares of Series A Stock pursuant to this sentence after the fifth anniversary of the Original Issue Date. In addition, any or all of the shares of Series A Stock may be redeemed at the option of the Corporation, upon prior written notice of such redemption given by the Corporation in accordance with
Section 5.2 hereof, at any time after the fifth anniversary of the Original Issue Date, at the Standard Redemption Price (as hereinafter defined). The "Change in Control Redemption Price" of each share of Series A Stock at any date shall mean an amount equal to the sum of (x) the Stated Value thereof, (y) an accrual on the Stated Value, from the date of issuance of such share to the date of redemption, at a percentage per annum (not compounded) equal to 8% if such redemption is on or before the fourth anniversary of the Original Issue Date or 7% if thereafter, and (z) all accrued and unpaid dividends thereon to the date fixed for redemption; and the "Standard Redemption Price" of each share of Convertible Preferred Stock at any date shall mean an amount equal to the percentage for such date, as set forth below, of the Stated Value thereof, plus an amount equal to all accrued The shares of Series A Stock may be and unpaid dividends thereon to the date fixed for redemption:

     Anniversary of Original Issue Date                 Percentage
     ----------------------------------                 ----------
     On or after the fifth anniversary
         and until the sixth anniversary                    108%
     On or after the sixth anniversary
         and until the seventh anniversary                  106%
     On or after the seventh anniversary
         and until the eighth anniversary                   104%
     On or after the eighth anniversary
         and until the ninth anniversary                    102%
     On or after the ninth anniversary                      100%

          (b)(i) Subject to the provisions hereof, the holders of a majority of the outstanding shares of Series A Stock (the "Requesting Holders") may require that the Corporation purchase all, but (except as otherwise provided in this Section 5.1(b)) not less than all, of the outstanding shares of Series A Stock held by the Requesting Holders and those other holders (the "Nonrequesting Holders") who so request as provided below, by notice (the "Holders' Notice") given by the Requesting Holders to the Corporation at any time (A) after 18 months after the Original Issue Date, if at the time of giving such notice the quarterly dividends payable on the Series A Stock as provided in Section 3 hereof are in arrears in an aggregate amount equal to at least four full quarterly dividends (which need not be consecutive), or (B) within the 90-day period beginning on the fifth anniversary of the Original Issue Date (but not, in the case of this clause (B), after the exercise by Citadel of the Asset Put (as defined in the Put Agreement)), in either case at a redemption price equal to the

Stated Value thereof plus all accrued and unpaid dividends thereon to the date fixed for redemption. As promptly as practicable, and in any case within ten days, after receipt of a Holders' Notice, the Corporation shall give a notice to each Nonrequesting Holder, offering to redeem the shares of Series A Stock held by such Nonrequesting Holder on the same terms, and subject to the same limitations, as the shares held by the Requesting Holders, provided such Nonrequesting Holder, within 10 days of the Corporation's notice (the "Response Period"), gives notice to the Corporation stating that such Nonrequesting Holder desires to have his shares redeemed. The Nonrequesting Holders who do not elect to have their shares redeemed shall have no subsequent right to require redemption pursuant to this Section 5.1(b)(i).

                    (ii) Citadel may require that the Corporation purchase all, but (except as otherwise provided in this Section 5.1(b)) not less than all, of the outstanding shares of Series A Stock owned by it and its affiliates, by notice given by it to the Corporation at any time during the Change in Control Period (but not after the fifth anniversary of the Original Issue Date) at the Change in Control Redemption Price.

                    (iii) As promptly as practicable, and in any case within ten days, after the expiration of the Response Period, in the case of a redemption pursuant to Section 5.1(b)(i), or the notice given by Citadel, in the case of a redemption pursuant to Section 5.1(b)(ii), the Corporation shall give a notice of redemption pursuant to Section 5.2 and thereafter proceed to effectuate such redemption as promptly as practicable.

                    (iv) Notwithstanding the foregoing, if, at the time the Corporation is required to redeem shares of the Series A Stock, the funds of the Corporation legally available for such redemption are insufficient to redeem in full the shares of the Series A Stock required to be redeemed, (A) the Corporation shall utilize the funds legally available to redeem the maximum number of such shares which can be legally redeemed and (B) the remaining such shares shall remain outstanding and not be redeemed.

                    (c) The shares of Series B Stock may be redeemed at the option of the Corporation, in whole or in part, at any time after the fifth anniversary of the Original Issue Date, upon prior written notice of such redemption by the Corporation in accordance with Section 5.2, at a per share redemption price equal to the Standard Redemption Price thereof.

                    (d) Notwithstanding the foregoing, the Corporation may not, pursuant to Section 5.1(a) or (c), redeem less than all of the outstanding shares of a series of Convertible Preferred Stock while any additional dividends are accumulated and unpaid on such series pursuant to Section 3 hereof without first declaring and paying all such additional dividends on such series.

                    (e) If fewer than all of the outstanding shares of a series of Convertible Preferred Stock are to be redeemed pursuant to this Section 5.1 (other than pursuant to Section 5.1(b)(ii)), such shares shall be redeemed pro
                                                                           ---
rata from each holder of such series of Convertible Preferred Stock (with
- ----
adjustments to avoid redemptions of fractional shares).

               5.2 (a) Not less than thirty nor more than sixty days prior to the date fixed for redemption, notice by mail, postage prepaid, shall be given to each holder of shares of the Convertible Preferred Stock to be redeemed. The redemption notice shall specify the date of redemption, the certificates to be redeemed, and the applicable redemption price (the "Redemption Price"); but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed. On or after the date fixed for redemption, as stated in the notice, each holder of the shares called for redemption shall surrender his certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price thereof. In case less than all of the shares of Convertible Preferred Stock represented by any such surrendered certificate are redeemed, a new certificate shall 5.2 (a) Not less than thirty nor more than sixty be issued representing the unredeemed shares.

                    (b) Anything herein to the contrary notwithstanding, if notice of redemption shall be given as provided in Section 5.2(a) above and if, on or at any time prior to the date fixed for redemption therein, an amount equal to the Redemption Price times the number of shares of Convertible Preferred Stock called for redemption shall be deposited in trust for the benefit of the holders of the shares of Convertible Preferred Stock called for redemption with a bank or trust company having a combined capital and surplus of at least $50 million according to its last published statement of condition, then, notwithstanding that any certificates for shares of Convertible Preferred Stock so called for redemption shall not have been surrendered for redemption, such shares shall be deemed to be redeemed upon the date fixed for redemption and shall cease to be outstanding for any purpose, the right to receive dividends thereon shall cease to accrue from and after the date fixed for redemption and all rights of the holders of the shares of Convertible Preferred Stock called for redemption shall forthwith on the date fixed for redemption cease and terminate except for the right of the holders thereof, upon presentation and surrender of their respective certificates representing such shares, to receive from such bank or trust company on or after the date fixed for redemption the amount payable upon the redemption thereof, but without interest. The Corporation shall be entitled to any interest payable on the funds so deposited. Any funds so deposited and otherwise unclaimed at the end of three years shall be repaid to the Corporation, after which holders of the redeemed stock shall look only to the Corporation for payment of the amount payable upon redemption thereof, but without interest thereon.

          6.   Voting Rights.
               -------------

               6.1 The holders of the shares of Convertible Preferred Stock shall initially be entitled to cast 9.64 votes per share held on all matters submitted to a vote of the Corporation's stockholders. The number of votes entitled to be cast per share of Convertible Preferred Stock shall be adjusted in inverse proportion to any adjustment in the Conversion Prices.

               6.2 Except as otherwise provided herein or by law, the holders of Convertible Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Corporation's stockholders.

               6.3 (a) In the event that the quarterly dividends payable on a series of the Convertible Preferred Stock as provided in Section 3 hereof are in arrears in an aggregate amount equal to at least six full quarterly dividends (which need not be consecutive), the number of directors constituting the Board of Directors of the Corporation shall be increased by one for each such series so in default and the holders of each series of the Convertible Preferred Stock as to which dividends are so in default shall have, in addition to the rights set forth in Sections 6.1, 6.2 and 6.4 hereof, the special right, voting separately as a single class, to elect one director of the Corporation to fill such newly created directorship at the next succeeding annual meeting of stockholders thereafter or at a special meeting of the holders of such series of the Convertible Preferred Stock called as hereinafter provided, until such right shall terminate as hereinafter provided.

                    (b) At any time when the special voting rights provided in
Section 6.3(a) shall have so vested in the holders of a series of the Convertible Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of 25% or more of the number of shares of such series of Convertible Preferred Stock then outstanding shall, call a special meeting of the holders of such series of the Convertible Preferred Stock for the election of the directors, to be held at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; except that the Secretary shall not be required to call such a special meeting in the case of any such request received less than 90 days before the date fixed for the next annual or other special meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than 30 days before the annual meeting of the stockholders (or a special meeting held in place thereof) next succeeding the time when the holders of such series of the Convertible Preferred Stock become entitled to elect directors as provided in Section 6.3(a). The Corporation shall include, in any notice of such meeting, any nominee for director who has been proposed by the holders of twenty-five percent or more of the shares of such series of Convertible Preferred Stock then outstanding. The directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and qualify.

                    (c) At each meeting of stockholders at which the holders of a series of the Convertible Preferred Stock shall have the right to vote as a class, as provided in this Section 6.3, the presence in person or by proxy of the holders of a majority of the total number of shares of such series of the Convertible Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such stockholders as a class. At any such meeting or adjournment thereof:

                       (i) the absence of a quorum of the holders of a series of the Convertible Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of such series of the Convertible Preferred Stock and the absence of a quorum of the holders of any other class of stock for the election of such other directors shall not prevent the election of the directors to be elected by the holders of a series of the Convertible Preferred Stock; and

                       (ii) in the absence of either or both such quorums, the holders of a majority of the shares present in person or by proxy of the respective class or classes which lack a quorum shall have the power to adjourn the meeting for the election of directors which they are entitled to elect from time to time for a period of up to 30 days without notice, other than announcement at the meeting, until a quorum shall be present.

                    (d) Each director elected by the holders of a series of the Convertible Preferred Stock as provided in this Section 6.3 shall hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected by such holders and qualified.

                    (e) If any vacancy shall occur among the directors elected by the holders of a series of the Convertible Preferred Stock as provided in this Section 6.3, such vacancy shall be filled for the unexpired portion of the term by the vote of the stockholders of such series given at a special meeting of such stockholders called for that purpose.

                    (f) Whenever all dividends accrued and unpaid on a series of the Convertible Preferred Stock shall have been paid, the special right of the holders of such series of the Convertible

Preferred Stock to elect directors as provided in this Section 6.3 shall terminate, but subject always to the same provisions for the vesting of such special right of the holders of such series of the Convertible Preferred Stock to elect directors in the case of future unpaid dividends as hereinabove provided.

                    (f) Any director elected by the holders of a series of Convertible Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of such series.

                    (f) Upon any termination of the right of the holders of a series of the Convertible Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by holders of such series shall terminate immediately.

               6.4 The consent of the holders of at least a majority of the outstanding shares of a series of the Convertible Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) create or issue any shares of a class of capital stock ranking, either as to payment of dividends or distribution of assets, on a parity with or senior to such series of the Convertible Preferred Stock, (ii) alter or change the preferences, rights, designations or powers of the shares of such series of Convertible Preferred Stock as a class, or the provisions of Article FOURTH of the Corporation's Certificate of Incorporation, in either case so as to affect such holders adversely, or (iii) increase the total number of authorized shares of Convertible Preferred Stock.

          7.   Holders; Notices.  The term "holder" or "holders" wherever used
               ----------------
herein with respect to a holder or holders of shares of Convertible Preferred Stock shall mean the holder or holders of record of such shares as set forth on the stock transfer records of the Corporation. Whenever any notice is required to be given under this Certificate of Designation, such notice may be given personally or by mail. Any notice given to a holder of any share of Convertible Preferred Stock shall be sufficient if given to the holder of record of such share at the last address set forth for such holder on the stock transfer records of the Corporation. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid.

          IN WITNESS WHEREOF, said Reading Entertainment, Inc. has caused this Certificate of Designation, Preferences and Rights of Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock to be executed by its duly authorized officers this ______ day of ____________, 1996.

                                READING ENTERTAINMENT, INC.
Attest:


By: _________________________   By:  ______________________________
    Name:                            Name:
    Title:                           Title:

                                                                     EXHIBIT 5.9

                          CERTIFICATE OF DESIGNATION

       OF THE SERIES B 3% CUMULATIVE VOTING CONVERTIBLE PREFERRED STOCK

                          (PAR VALUE $.01 PER SHARE)

                                      OF

                          CITADEL HOLDING CORPORATION

                            ----------------------

                        PURSUANT TO SECTION 151 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ----------------------

     Citadel Holding Corporation, a Delaware corporation (the "Company"),
                                                               -------
certifies that pursuant to the authority conferred upon the Board of Directors of the Company (the "Board of Directors") by the Certificate of Incorporation of
                     ------------------
the Company (the "Certificate of Incorporation"), and in accordance with the
                  ----------------------------
provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), the Board of Directors, on __________________,
                           ---
1996, adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share:

     RESOLVED, that a class of the Company's authorized preferred stock, par value $.01 per share, which shall consist of 1,329,114 shares of Preferred Stock, be hereby created, and that the designation and amount thereof and the voting powers, preferences, limitations, restrictions and relative rights and the qualifications, limitations and restrictions thereof are as follows:

     1.   DESIGNATION, ISSUANCE AND STATED VALUE. The designation of such series
          --------------------------------------
of the Preferred Stock authorized by this resolution shall be the Series B 3% Cumulative Voting Convertible Preferred Stock (the "Preferred Stock"). The
                                                    ---------------
maximum number of shares of Preferred Stock shall be 1,329,114. The shares of Preferred Stock shall be issued by the Company for their Stated Value (as defined herein), in such amounts, at such times and to such persons as shall be specified by the Board of Directors from time to time. For the purposes hereof, the "Stated Value" of each share of Preferred Stock (regardless of its par
     ------------
value) shall be $3.95 per share.

     2.   RANK.  The Preferred Stock shall, with respect to dividend rights and
          ----
rights upon liquidation, winding up and dissolution, rank prior to the Company's common stock, par value $.01 per share (the "Common Stock"), and to all other
                                             ------------
classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common stock and such other classes and series of equity securities may be referred to herein collectively as the "Junior Stock"), other than any class or series of equity securities of the
 ------------
Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior
                                       ------------                      ------
Stock") the Preferred Stock as to dividend rights and/or rights upon
- -----
liquidation, dissolution or winding up of the Company. The Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. The Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock, to the extent not expressly prohibited by the Certificate of Incorporation, with respect to the payment of dividends and/or rights upon liquidation, dissolution or winding up of the Company.

     3.   CUMULATIVE DIVIDENDS; PRIORITY.
          ------------------------------

          (a)  Payment of Dividends.  The holder of record of each share of
               --------------------
Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, a quarterly per share dividend (the "Quarterly Dividend") equal to (i) one-fourth of 3% of the
                     ------------------
Stated Value of such share (pro-rated for any portion of a Dividend Period (as defined below) that such share shall have been issued and outstanding), plus
(ii) accrued but unpaid per share dividends as to which a Dividend Payment Date (as defined below) has occurred. Dividends shall accrue from the last Dividend Payment Date (as defined below) prior to the Closing Date (the "Closing Date") of the Exchange Agreement by and among Reading Company, the Company, Craig Corporation, Reading Entertainment, Inc., Craig Management, Inc. and Citadel Acquisition Corp., Inc. and be payable (subject to declaration) quarterly on the fifteenth day of January, April, July and October in each year (or if such day is a non-business day, on the next business day), commencing on the first Dividend Payment Date to occur after the Closing Date, in respect of the immediately preceding calendar quarter (each of such dates a "Dividend Payment
                                                              ----------------
Date"). Each declared dividend shall be payable to holders of record as they
- ----
appear on the stock books of the Company at the close of business on such record dates as are determined by the Board of Directors or a duly authorized committee thereof (each of such dates a "Record Date"), which Record Dates shall be not
                               -----------
more than 45 calendar days nor fewer than ten calendar days preceding the Dividend Payment Dates therefor. Quarterly dividend periods (each a "Dividend
                                                                     --------
Period") shall be the calendar quarters that commence on and include the first
- ------
day of January, April, July and October of each year and shall end on and include the end of the calendar quarter that commenced with each of such dates. Dividends on the Preferred Stock shall be fully cumulative and shall accrue (whether or not declared), on a daily basis, from the first day of each Dividend Period; provided, however, that the initial quarterly dividend payable on the first Dividend Payment Date to occur after the Closing Date, and the amount of any dividend payable for any other Dividend Period shorter than a full Dividend Period shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in the relevant Dividend Period.

          (b)  Priority as to Dividends.  No full dividend shall be declared
               ------------------------
by the Board of Directors or paid or set apart for payment by the Company on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Preferred Stock through the most recent Dividend Payment Date. If any dividends are not paid or set apart in full, as aforesaid, upon the shares of the Preferred Stock and any Parity Stock, all dividends declared upon the Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock and such Parity Stock bear to each other. Unless full cumulative dividends, if any, accrued on all outstanding shares of the Preferred Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recently completed Dividend Period, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other Junior Stock (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or any other Junior Stock), nor shall any Common Stock nor any other Junior Stock be redeemed, purchased or otherwise acquired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Company, except by conversion into or exchange for Junior Stock. Unless full cumulative dividends, if any, accrued on all outstanding shares of the Senior Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recently completed dividend period therefor, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Preferred Stock (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Preferred Stock), nor shall any Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Company, except by conversion into or exchange for Preferred Stock, Parity Stock or Junior Stock. Holders of the shares of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in Section (3)(a).

          (c)  Miscellaneous Provisions Relating to Dividends.  Payment of
               ----------------------------------------------
dividends shall be subject to the following provisions:

               (i) Subject to the foregoing provisions of this Section 3, the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Stock or Parity Stock, and may redeem, purchase or otherwise acquire out of funds legally available therefor any Junior Stock, and the holders of the shares of the Preferred Stock shall not be entitled to share therein;

               (ii) Any dividend payment made on shares of the Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Preferred Stock;

               (iii) All dividends paid with respect to shares of the Preferred Stock pursuant to this Section 3 shall be paid pro rata to the holders entitled thereto; and

               (iv) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in this Section 3 in preference to and in priority over any dividends upon any of the Junior Stock; and

               (v) Accrued but unpaid dividends on Preferred Stock shall not earn interest or compound.

     4.   REDEMPTION AT THE OPTION OF THE COMPANY.
          ---------------------------------------

          (a)  General.  Except as expressly provided herein, the Company shall
               -------
not have any right to redeem shares of the Preferred Stock prior to November 10, 1997. Thereafter, the Company shall have the right, at its sole option and election, subject to Section 6, to redeem outstanding shares of the Preferred Stock, in whole or in part, at any time and from time to time at a per share price (the "Redemption Price") equal to the sum of:
            ----------------

               (i)    the Stated Value; plus

               (ii) all accrued but unpaid Quarterly Dividends, whether or not declared, plus

               (iii)  the "Premium," which shall mean:
                           -------

                      (A) if the Redemption Date (as defined below) is on or prior to November 10, 1998, an amount equal to an accrual on the Stated Value of 9% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (B) if the Redemption Date is after November 10, 1998 and on or prior to November 10, 1999, an amount equal to an accrual on the Stated Value of 8% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (C) if the Redemption Date is after November 10, 1999 and on or prior to November 10, 2000, an amount equal to an accrual on the Stated Value of 7% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (D) if the Redemption Date is after November 10, 2000 and on or prior to November 10, 2001, an amount equal to an accrual on the Stated Value of 6% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (E) if the Redemption Date is after November 10, 2001 and on or prior to November 10, 2002, an amount equal to an accrual on the Stated Value of 5% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (F) if the Redemption Date is after November 10, 2002 and on or prior to November 10, 2003, an amount equal to an accrual on the Stated Value of 4% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (G) if the Redemption Date is after November 10, 2003 and on or prior to November 10, 2004, an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (H) if the Redemption Date is after November 10, 2004 and on or prior to November 10, 2005, an amount equal to an accrual on the Stated Value of 2% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (I) if the Redemption Date is after November 10, 2005 and on or prior to November 10, 2006, an amount equal to an accrual on the Stated Value of 1% per annum (not compounded) from November 10, 1994 to the Closing Date, plus an amount equal to an accrual on the Stated Value of 3% per annum (not compounded) from the Closing Date to the Redemption Date; or

                      (J) if the Redemption Date is after November 10, 2006, zero.

Holders of shares of Preferred Stock to be redeemed who fail to claim the Redemption Price on the Redemption Date shall not be entitled to interest on the Redemption Price after the Redemption Date.

          (b)  Notice of Redemption.  The Company shall mail notice of
               --------------------
redemption of the Preferred Stock (a "Redemption Notice") at least 30, but no
                                      -----------------
more than 60, days prior to the date fixed for redemption (the "Redemption
                                                                ----------
Date") to each holder of Preferred Stock to be redeemed, at such holder's
- ----
address as it appears on the books of the Company.

          (c)  Deposit.  If such notice of redemption shall have been so
               -------
mailed, and if on or before the Redemption Date specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust (which deposit shall not be made sooner than the 15th day following the date of the Company's mailing of the notice of redemption pursuant to Section 4(b)), for the account of the holder of the shares of the Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in the State of California and having combined capital and surplus of at least $50,000,000, thereupon and without awaiting the Redemption Date, all shares of the Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of the Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof on or after the Redemption Date to receive from such deposit the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment to transfer, if required by the Company) of their certificates. In case the holders of shares of the Preferred Stock that shall have been redeemed shall not within two years (or any longer period if required by law) after the Redemption Date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest.

     5.   REDEMPTION FOLLOWING CHANGE IN CONTROL.
          --------------------------------------

          (a)  Redemption at Option of Holder of Preferred Stock.  In the event
               -------------------------------------------------
of a Change in Control (as defined below), each holder of shares of Preferred Stock shall have the right, at the sole option and election of such holder exercisable on or before the 90th day following the earliest event constituting a Change in Control, to require the Company to redeem some or all of the shares of Preferred Stock owned by such holder at the Redemption Price. For purposes of this Section 5, a "Change in Control" shall mean the occurrence of either of the
                   -----------------
following events:

               (i) any person, entity or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder) other than Craig Corporation, a Delaware corporation ("Craig"), and its successors and affiliates, acquires beneficial ownership of over 35% of the outstanding voting securities of the Company ("affiliate" of a person shall mean any person directly or
                   ---------
     indirectly controlling, controlled by or under common control with such person, and "control" of a person shall mean the power to direct the
                  -------
     affairs of such person by reason of ownership of voting stock, contract or otherwise); or

               (ii) the directors of the Company as of October 10, 1994 (the "Current Directors"), and any future directors ("Continuing Directors")
      -----------------                               --------------------
     of the Company who have been elected or nominated by a majority of the Current Directors or the Continuing Directors cease to constitute a majority of the Board of Directors.

          (b)  Exercise of Redemption Rights.  The holder of any shares of the
               -----------------------------
Preferred Stock seeking to exercise its redemption rights pursuant to Section 5(a) may exercise its right to require the Company to redeem such shares by surrendering for such purpose to the Company, at its principal office or at such other office or agency maintained by the Company for that purpose, a certificate or certificates representing the shares of Preferred Stock to be redeemed accompanied by a written notice stating that such holder elects to require the Company to redeem all or a specified integral number of such shares in accordance with the provisions of this Section 5. As promptly as practicable, and in any event within ten business days after the surrender of such certificates and the receipt of such notice relating thereto, the Company shall deliver or cause to be delivered to the holder of the shares being redeemed payment for such shares in immediately available funds and, if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates are being redeemed, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares redeemed. Such redemptions shall be deemed to have been made at the close of business on the date of such payment and the rights of the holder thereof, except for the right to receive the payment for the redeemed shares in accordance herewith, shall cease on such date.

     6.   GENERAL PROVISIONS RELATING TO REDEMPTIONS.  Redemptions pursuant to
          ------------------------------------------
Sections 4 and 5 shall be subject to the following terms and conditions:

          (a)  Pro-Rata Redemption.  If less than all of the Preferred Stock
               -------------------
at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro-rata or in such other manner as the Board of Directors may determine to be fair and proper.

          (b)  Payment of Taxes.  The Company shall not be required to pay any
               ----------------
tax that may be payable in respect of any payment in respect of a redemption of shares of Preferred Stock to a name other than that of the registered holder of Preferred Stock redeemed or to be redeemed, and no such redemption payment shall be made unless and until the person requesting such payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (c)  Status of Shares Redeemed.  Shares of Preferred Stock redeemed,
               -------------------------
purchased or otherwise acquired for value by the Company shall, after such acquisition, be retired, and shall thereafter have the status of authorized and unissued shares of preferred stock and may be reissued by the Company at any time as shares of any series of preferred stock.

          (d)  Conversion Prior to Redemption.  From the date of a Redemption
               ------------------------------
Notice until the earlier of the Redemption Date or the date the deposit of funds in trust is made pursuant to Section 4(c), holders of shares of Preferred Stock subject to a Redemption Notice shall retain their right to an Optional Conversion (as defined in Section 7) of their shares.

     7.   OPTIONAL CONVERSION.  Subject to the provisions of this Section 7 and
          -------------------
of Section 8, shares of Preferred Stock shall be convertible, at the option of the holder thereof (an "Optional Conversion"), into shares of Common Stock at a
                        -------------------
conversion ratio (the "Conversion Ratio") of one share of Preferred Stock for a
                       ----------------
fraction of a share of Common Stock, the numerator of which is the sum of the Stated Value plus any accrued but unpaid per share Quarterly Dividends, and the denominator of which is the average of the closing prices per share of the Common Stock on the American Stock Exchange (the "AMEX") for each of the 60
                                                  ----
business days immediately preceding the Original Conversion Date (as defined below), as quoted in The Wall Street Journal, or if the Common Stock is not listed or admitted to trade on AMEX, the average of the closing prices per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trade for each of the 60 business days immediately preceding the Original Conversion Date (as defined below), as quoted in The Wall Street Journal, or if the Common Stock is not listed or admitted to trade on any such exchange, the average of the closing bid and asked prices for Common Stock as reported by NASDAQ for each of the 60 business days immediately preceding the Original Conversion Date (as defined below), as quoted in The Wall Street Journal, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors of the Company (the "Market Price"),
                                                          ------------
subject to the following:

          (a)  Limits on Market Price.  If the Market Price for any Optional
               ----------------------
Conversion would exceed $5.00, the Conversion Ratio shall be calculated as if the Market Price were $5.00.

          (b)  Option of the Company to Redeem Tendered Preferred Stock.
               --------------------------------------------------------
Subject to the provisions of this Section 7(b), if the Market Price for any Optional Conversion shall be below $3.00, the Company shall have the option, exercisable for 30 days after receipt by the Company of the Notice of Conversion (as defined below) by written notice to the holder, to redeem any or all of the shares of

Preferred Stock that have been tendered for conversion by the holder thereof (the "Tendered Preferred Stock") at the Redemption Price pursuant to Section
      -------------------------
4(a); provided, however, that the Company shall complete such redemption within 90 days of the Company's notice of redemption and the Premium shall be calculated through the date of redemption using the accrual rate, as provided in
Section 4(a)(iii), in effect on the Original Conversion Date (as defined below).


          (c)  Exercise of Optional Conversion Rights.  The holder of any
               --------------------------------------
shares of the Preferred Stock seeking to exercise its optional conversion rights pursuant to Section 7(a) may exercise its right to require the Company to convert such shares by surrendering for such purpose to the Company, at its principal office or at such other office or agency maintained by the Company for that purpose, a certificate or certificates representing the shares of Tendered Preferred Stock to be converted accompanied by a written notice stating that such holder elects to require the Company to convert all or a specified integral number of such shares into shares of Common Stock in accordance with the provisions of this Section 7 (the "Notice of Conversion"), and the date of
                                   --------------------
delivery to the Company of such Notice of Conversion shall be the "Original
                                                                   --------
Conversion Date" for such shares of Tendered Preferred Stock. Subject to Section
- ---------------
7(b), as promptly as practicable, the Company shall deliver or cause to be delivered to the holder of the shares of Tendered Preferred Stock, (i) a new certificate or certificates representing the number of shares of Common Stock into which the Tendered Preferred Stock has been converted, and (ii) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate(s) are being converted, a new certificate or certificates, of like tenor, for the number of shares of Preferred Stock that have not been converted and that the holder shall retain. Such conversions shall be deemed to have been made at the close of business on the Original Conversion Date and the rights of the holder thereof, except the right to receive the new certificate or certificates, shall cease on the Original Conversion Date or the Final Conversion Date (as defined below), as applicable.

          (d)  Limits on Time of Conversion.  Holders of shares of Preferred
               ----------------------------
Stock shall not be entitled to convert shares of Preferred Stock into shares of Common Stock for a one-year period commencing on the 15th day following the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, except in the event of a Change in Control of the Company.

     8.   GENERAL PROVISIONS RELATING TO CONVERSION.  Conversions pursuant to
          -----------------------------------------
Sections 7 shall be subject to the following terms and conditions:

          (a)  Conversion Restrictions Pursuant to AMEX Rules. If an Optional
               ----------------------------------------------
Conversion would result, on the Original Conversion Date, in the issuance of a number of shares of Common Stock (the "Issuable Common Stock") that exceeds 20%
                                       ---------------------
of the then-outstanding shares of Common Stock and if the AMEX rules and regulations, including, but not limited to, (S)713 of the AMEX Company Guide (the "AMEX Rules") shall require the affirmative vote of the stockholders of the
      ----------
Company with respect to such issuance before it will approve such excess shares of Issuable Common Stock for listing on AMEX (the "Ineligible Common Stock"),
                                                   -----------------------
then, subject to any rights the Company may have to redeem the Preferred Stock in accordance with Section 7(b), the Company shall convert into Common Stock only the number of shares of Preferred Stock that will not result in the issuance of any Ineligible Common Stock, and shall deliver to the holder of the shares of Preferred Stock that were the subject of the Optional Conversion or Automatic Conversion a certificate for evidencing the shares of Preferred Stock that would have been converted but for the issuance of Ineligible Common Stock (the "Unconverted
                                                                -----------
Preferred Stock"). The holder shall retain the Unconverted Preferred Stock
- ---------------
until the next annual or special meeting of the stockholders of the Company at which the Company, subject to any rights it may have to redeem the Unconverted Preferred Stock in accordance with Section 7(b), shall submit a proposal for stockholder approval of the issuance of the Ineligible Common Stock. Pending such stockholder approval, the Unconverted Preferred Stock shall continue to be outstanding and entitled to all rights and privileges hereunder.

               (i) If such stockholder approval is obtained, the Unconverted Preferred Stock shall, as soon as practically possible and on a date selected by the Board of Directors (the "Final Conversion Date"), be converted into shares
                             ---------------------
of Common Stock at the ratio applicable to the Original Conversion Date upon (A) surrender to the Company of the certificate(s) representing the Unconverted Preferred Stock, (B) the Company's remittance to the holder of such Unconverted Preferred Stock of the benefits such holder would have received had the Unconverted Preferred Stock been converted into the Ineligible Common Stock on the Original Conversion Date, including, but not limited to, the benefits of any cash dividends, stock dividends, stock splits, reverse stock splits, and recapitalizations of the Common Stock, declared (and not rescinded) or effective, during the period from the Original Conversion Date through the Final Conversion Date (the "Stockholder Approval Period"), and (C) such holder's
                      ---------------------------
forfeiture or refund to the Company of any Quarterly Dividends on the Unconverted Preferred Stock that have accrued or been paid in respect of the Unconverted Preferred Stock during the Stockholder Approval Period.

               (ii) If such stockholder approval is not obtained, the Company shall redeem the Unconverted Preferred Stock at the Redemption Price; provided, however, that the Premium shall be calculated through the date of redemption using the accrual rate in effect on the Original Conversion Date.

          (b)  Request of Majority for Stockholder Vote.  At any time before a
               ----------------------------------------
conversion described in Section 8(a) occurs, the Company shall, upon the request of a majority of the outstanding shares of Preferred Stock, submit a proposal for stockholder approval of the issuance of all shares of Common Stock issuable upon conversion of the Preferred Stock, including, without limitation, the Ineligible Common Stock, at the next meeting of stockholders of the Company that follows such request.

          (c)  Conversion Restrictions Pursuant to Number of Authorized Shares
               ---------------------------------------------------------------
of Common Stock. If there are an insufficient number of authorized shares of
- ---------------
Common Stock to satisfy an Optional Conversion or an Automatic Conversion, the number of shares of Preferred Stock that would have been converted in the absence of such insufficiency shall be exchanged by the Company for a new class of preferred shares (the "New Shares") having the same aggregate stated value as the shares exchanged therefor and a stated value per share equal to the Market Price (up to a maximum of $5.00); provided, however, that such new class shall have identical rights, privileges and preferences as those of the Preferred Stock, except as stated in this Section 8(c). If there are an insufficient number of authorized New Shares to satisfy such exchange, the holders of shares of Preferred Stock to be so exchanged shall each receive a pro rata allocation of available New Shares for such exchange, and each such holder shall have the right, exercisable by written notice of such exercise delivered to the Company within 30 days of such exchange accompanied by certificates evidencing the remainder of their shares of

Preferred Stock that would have been so exchanged but for such insufficiency, to require the Company to redeem such remaining shares at the Redemption Price in effect on the date of such exchange and in accordance with the provisions of
Section 6.

          (d)  Pro-Rata Conversion.  If less than all of the Preferred Stock at
               -------------------
the time outstanding is to be converted, the shares so to be converted shall be selected by lot, pro-rata or in such other manner as the Board of Directors may determine to be fair and proper.

          (e)  No Fractional Shares.  No fractional shares or scrip representing
               --------------------
fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Preferred Stock, the Company shall pay to the holder an amount in cash (computed to the nearest cent) equal to the Market Price. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

          (f)  Payment of Taxes.  The Company will pay any and all documentary,
               ----------------
stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 8; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (g)  Status of Shares Converted.  Shares of Preferred Stock converted
               --------------------------
by the Company, shall, after such conversion, be retired, and shall thereafter have the status of authorized and unissued shares of preferred stock and may be reissued by the Company at any time as shares of any series of preferred stock.

     9.   VOTING RIGHTS.  The holders of Preferred Stock shall have the
          -------------
following voting rights:

          (a)  One Vote Per Share.  Except as provided herein or by law, each
               ------------------
share of Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the Company's stockholders.

          (b)  Voting With Common Stock.  Except as otherwise provided herein
               ------------------------
or by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Company's stockholders.

          (c)  Dividend Arrearages and Election of Director.  If dividends in
               --------------------------------------------
an amount equal to two Quarterly Dividends have accrued and remain unpaid for two consecutive Dividend Periods, the holders of the Preferred Stock will thereupon have the right to vote as a separate class to elect one special director to the Board of Directors (in addition to the then authorized number of directors) and at each succeeding annual meeting of stockholders thereafter until such right is terminated as hereinafter provided. Upon payment of all dividend arrearages, the holders of Preferred Stock will be divested of such voting rights (until any future time when dividends in an amount equal to two Quarterly Dividends have accrued and remained unpaid for two consecutive Dividend Periods) and the term of the special director will thereupon terminate and the authorized number of directors will be reduced by one.

          (d)  Parity or Senior Stock.  So long as any shares of the Preferred
               ----------------------
Stock are outstanding (except when notice of the redemption of all outstanding shares of Preferred Stock has been given pursuant to Section 4(b) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption pursuant to Section 4(c)), the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock and any other series of preferred stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, create, authorize or issue any new class of Parity Stock or Senior Stock.

          (e)  Matters Affecting the Rights of Holders of Preferred Stock.  So
               ----------------------------------------------------------
long as any shares of the Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Preferred Stock has been given pursuant to Section 4(b) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption pursuant to Section 4(c)), the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock and any other series of preferred stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend the Certificate of Incorporation or this Certificate of Designation, directly or indirectly, whether through a merger or otherwise, so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

          (f)  Matters Deemed Not to Affect the Rights of Holders of Preferred
               ---------------------------------------------------------------
Stock.  Except as set forth in Section 9(d) above, the creation, authorization
- -----
or issuance of any shares of any Junior Stock, Parity Stock or Senior Stock, the creation of any indebtedness of any kind of the Company, or the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

          (g)  Nomination of Director.  Subject to the fiduciary duty of the
               ----------------------
Board of Directors, the holders of a majority of the outstanding shares of the Preferred Stock shall have, in addition to their rights under Section 9(c), the right to nominate one director nominee to the slate of director nominees submitted to the stockholders of the Company by the Board of Directors.

     10.  NO SINKING FUND.  No sinking fund will be established for the
          ---------------
retirement or redemption of shares of Preferred Stock.

     11.  PREEMPTIVE RIGHTS.  Each holder of any of the shares of Preferred
          -----------------
Stock shall be entitled to a preemptive right to purchase or subscribe for any unissued voting stock of any class of the Company, or any unissued stock or unissued other instrument which is, or may, upon the occurrence of certain condition(s), be convertible into voting stock of the Company, that the Board of Directors may propose to issue by means of an increase of the outstanding shares of capital stock of any class, or the issuance of bonds, certificates of indebtedness, debentures or other securities convertible into voting stock of the Company (the "Proposed Voting Securities"). Such preemptive rights shall extend only to the extent necessary to allow such holder of shares of Preferred Stock to maintain its proportionate share of the outstanding voting stock of the Company and the number of shares (or dollar amount, as applicable) of Proposed Voting Securities each holder of Preferred Stock shall be entitled to purchase or subscribe for shall be the amount determined by multiplying the number of shares (or dollar amount, as applicable) of Proposed Voting Securities by a fraction, the numerator of which shall be the number of shares of Preferred Stock held by such holder, and the denominator of which shall be the number of votes entitled to be cast by all outstanding voting securities of the Company before the proposed issuance.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Steve Wesson, its President as of _________________________, 1996.



                                       CITADEL HOLDING CORPORATION


                                       By: __________________________________
                                       Name:  Steve Wesson
                                       Title: President and Chief Executive
                                              Officer

                                                                  EXHIBIT 8.4(e)

                                EXHIBIT 8.4(e)
                                --------------

                                 ASSET PUT AND
                         REGISTRATION RIGHTS AGREEMENT

     This Asset Put and Registration Rights Agreement (this "Agreement") is
                                                             ---------
entered into as of this _________ day of __________, 1996 by and among Reading Entertainment, Inc., a Delaware corporation ("Reading Entertainment"), Citadel
                                              ---------------------
Holding Corporation, a Delaware corporation ("Citadel"), and Citadel Acquisition
                                              -------
Corp., Inc., a Delaware corporation ("CAC"), with reference to the following:
                                      ---

     A. The parties to this Agreement are also parties to an Exchange Agreement dated as of August __, 1996 (the "Exchange Agreement") pursuant to
                                            ------------------
which CAC is purchasing 70,000 shares (the "Preferred Shares") of Reading
                                            ----------------
Entertainment's Series A Voting Cumulative Convertible Preferred Stock, stated value $100 per share (the "Series A Preferred Stock"), for an aggregate cash
                           ------------------------
purchase price of $7,000,000.

     B. As conditions to CAC's purchase of the Preferred Shares, Reading Entertainment has agreed that (i) Citadel shall have an option to exchange all or substantially all of its assets (other than Excluded Assets as defined below) for shares (the "Exchange Shares") of Reading Entertainment's Common Stock,
                 ---------------
$0.001 par value (the "Common Stock"), and (ii) Reading Entertainment will under
                       ------------
certain circumstances register under the Securities Act of 1933, as amended (the "Act"), the Exchange Shares and any shares of Common Stock, received upon
 ---
conversion of the Preferred Shares (the "Conversion Shares"), all in accordance
                                         -----------------
with and subject to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE ONE

                                   ASSET PUT

     1.1  Asset Put.
          ---------

          (a) Commencing on the date hereof, Citadel shall have the right, by giving written notice to Reading Entertainment prior to 11:59 p.m. on the thirtieth (30th) day following the date on which Reading Entertainment files its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Exchange Notice"), to exchange (the "Asset Put") all or substantially all of
- ----------------                      ---------
its assets (other than the Excluded Assets as defined below), together with any debt encumbering or related to such assets, including without limitation, mortgages and leases (collectively, the "Citadel Assets"), for such number of
                                         --------------
shares of Common Stock as are determined with reference to the Citadel Asset Valuation and the Common Stock Value, as described below. The term "Excluded
                                                                     --------
Assets" shall mean (i) all Preferred Shares and Conversion Shares (or all shares
- ------
of capital stock of CAC, if the sole assets of CAC are Excluded Assets),

(ii) such cash and/or marketable securities as a special committee comprised of the independent directors of the Board of Directors of Citadel may reasonably determine are necessary in order to maintain an appropriate level of liquidity for Citadel and its subsidiaries, (iii) any assets that, in the reasonable opinion of the Board of Directors of Reading Entertainment, are subject to liabilities (including, without limitation, contingent or environmental liabilities) reasonably likely to be in excess of the fair market value of such assets, (iv) After Acquired Assets (as defined below) to the extent the After Acquired Assets Value (as defined in Section 1.2) exceeds $5,000,000 and (v) assets to the extent the Citadel Asset Valuation (as defined in Section 1.2) exceeds $30,000,000. "After Acquired Assets" shall mean any assets other than
                      ---------------------
cash and assets owned by Citadel or its subsidiaries on the date hereof and cash proceeds of the sale thereof. If any assets are excluded by reason of clause
(iv) or (v), Reading Entertainment shall determine in good faith which assets shall be Excluded Assets on such basis. Subject to Section 1.1(e), the Asset Put shall be consummated (the "Closing") on the tenth business day following the Determination Date (as defined below), or such later date as the parties may agree, at the executive offices of Citadel at 10:00 a.m. local time (the "Closing Date"). At the Closing, Citadel shall deliver such stock powers,
 ------------
assignments, bills of sale, deeds, consents, cash by wire transfer and other instruments of transfer and conveyance as shall be necessary, within the reasonable requirements of Reading Entertainment, to transfer the Citadel Assets to Reading Entertainment and, subject to Section 1.1(c), Reading Entertainment shall deliver to Citadel the Exchange Shares, together with such assumption agreements, acknowledgments and other documents as shall be necessary, within the reasonable requirements of Citadel, to transfer and assign the Citadel Assets to Reading Entertainment and for Reading Entertainment to assume any and all debt encumbering the Citadel Assets.

          (b) Subject to Sections 1.1(c) and 1.3, the aggregate number of Exchange Shares to be delivered to Citadel at the Closing shall be determined by dividing the Citadel Asset Valuation by the Common Stock Value, rounded to the nearest whole number of shares.

          (c) In the event the issuance to Citadel, upon Citadel's exercise of the Asset Put, of the number of shares of Common Stock determined pursuant to
Section 1.1(b) would result in an "owner shift" (as defined in Section 382 of the Internal Revenue Code, as amended (the "Code")) of Reading Entertainment
                                            ----
which, when added to all other "owner shifts" that have occurred during the "testing period," would result in aggregate "owner shifts" that count against the 50 percentage point limit (under Section 382(g) of the Code) in excess of 45 percentage points (the "Owner Shift Threshold"), Reading Entertainment shall
                        ---------------------
issue to Citadel the maximum number of shares of Common Stock which would not result in the crossing of such Owner Shift Threshold. Reading Entertainment may elect not to issue the shares of Common Stock (the "Excess Shares") which would
                                                    -------------
exceed the number of shares determined by the preceding sentence. In such case, Reading Entertainment shall either: (i) issue to Citadel debt securities (the "Debt Securities") in an aggregate principal amount equal to the number of
 ---------------
Excess Shares multiplied by the average of the closing sales prices of Common Stock on the Nasdaq National Market (or, if that shall not be the principal market on which the Common Stock shall be trading or quoted, then on such principal market)(the "Closing Price") for the thirty (30) consecutive trading
                       -------------
days in which trading of the Common Stock occurs immediately preceding the Closing Date (the "Excess Share Value") or (ii) pay to Citadel cash, in
                   ------------------
immediately available funds, in an amount equal to the Excess Shares Value (the "Cash Portion"). The economic terms of the Debt

Securities, if any, shall be determined by an investment banking firm which shall be independent of Citadel and Reading (the "Independent Investment
                                                  ----------------------
Banker"), and which shall be chosen by Reading Entertainment, subject to
- ------
Citadel's consent (not to be unreasonably withheld). All fees and expenses of, and any other charges incurred by the Independent Investment Banker shall be borne by Reading Entertainment. The form and terms of the Debt Securities shall be as otherwise agreed by Reading Entertainment and Citadel in good faith.

          (d) As promptly as practicable after receipt of the Exchange Notice, Reading Entertainment shall notify Citadel whether Reading Entertainment anticipates issuing to Citadel any Debt Securities and, if so, the aggregate principal amount of Debt Securities Reading Entertainment estimates it will issue (provided, that an inaccuracy in such estimate shall not limit Reading Entertainment's right to issue the full amount of Debt Securities permitted to be issued pursuant to Section 1.1(c)). If, within ninety (90) days from the date of such notice, Citadel notifies Reading Entertainment of Citadel's bona fide intention to sell all, but not less than all, the Debt Securities, if requested by Citadel in such notice, Reading Entertainment shall take all reasonable actions to assist Citadel in the sale of all or any portion of the Debt Securities to a third party or parties and shall, upon consummation of such sale: (i) reimburse Citadel for all out-of-pocket expenses incurred by Citadel in connection with the issuance of the Debt Securities and the negotiation and consummation of such sale, including, without limitation, reasonable fees and expenses of legal counsel, accountants, financial advisors, brokers and investment bankers and (ii) pay to Citadel in cash by wire transfer in immediately available funds, the amount by which the net proceeds received by Citadel (without duplication of amounts reimbursed under clause (i) above) from the sale of the Debt Securities is less than the Excess Shares Value.

          (e) In the event Citadel's legal counsel advises Citadel that the exercise of the Asset Put and consummation of the transactions contemplated thereby will require the approval of Citadel's stockholders:

              (i) Within thirty (30) calendar days of the date of the Exchange Notice, Citadel shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement and related proxy material meeting
                      ---
     the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be mailed to stockholders in connection
                      ------------
     with a meeting of the Citadel stockholders (the "Proxy Statement") or as
                                                      ---------------
     soon as practicable thereafter, and use its commercially reasonable efforts to clear such materials with the SEC and mail such materials to the Citadel stockholders within sixty (60) calendar days of originally filing such materials with the SEC, or as soon as practicable thereafter. In such event, Citadel covenants that the Proxy Statement at the time of mailing to the Citadel stockholders and at the time of the meeting of stockholders held to approve the consummation of the Asset Put (the "Meeting") will not
                                                             -------
     contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (other than statements or omissions therein supplied by Reading Entertainment in writing for use therein) and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

              (ii) Reading Entertainment shall furnish in writing for inclusion in the Proxy Statement such information as may be reasonably necessary to comply with the provisions of the Exchange Act and the rules and regulations thereunder and shall have been requested in writing by Citadel.

              (iii) As an additional condition to Citadel's obligation to consummate the Asset Put, Citadel may elect to receive at Citadel's expense, on or prior to the mailing date of the Proxy Statement, an opinion, reasonably satisfactory to Citadel, from a financial advisor selected by Citadel that the consummation of the Asset Put is fair from a financial point of view to Citadel and such opinion shall not have been withdrawn or modified in a manner which is not reasonably satisfactory to Citadel.

              (iv) Reading Entertainment and Craig Corporation, a Delaware corporation ("Craig"), agree that any Citadel voting securities which it,
                   -----
     or any of their respective subsidiaries or affiliates, may hold on the record date of any such meeting will be voted to approve the exercise and Closing of the Asset Put.

              (v) The Closing shall take place on or before the fifth business day next following the Meeting. If, at any time prior to the Closing Date, it shall be necessary to amend or supplement the Proxy Statement to correct any statement or omission with respect to Citadel, CAC or Reading Entertainment in order to comply with any applicable legal requirements, the appropriate party shall supply in writing the necessary information to Citadel and Citadel shall amend or supplement the Proxy Statement to the extent necessary to comply with applicable legal requirements.

          (f) The risk of loss or damage by fire or other casualty or cause to the Citadel Assets until the Closing shall be upon Citadel. In the event of loss or damage to a material amount of any Citadel Assets following Citadel's delivery of the Exchange Notice and prior to the Closing, Citadel shall promptly notify Reading Entertainment in writing of such event describing with such particularity as is possible the extent of such loss or damage and the extent to which such loss or damage may be covered by any insurance policy of Citadel. Within ten (10) days after receipt of written notice from Citadel of such loss or damage, Reading Entertainment shall, at its option, either (i) have Citadel assign to Reading Entertainment at the Closing all insurance proceeds to which Citadel would be entitled as a result of such loss or damage or (ii) exclude such assets from the Citadel Assets; provided that Reading Entertainment shall have no right to exclude such assets under this Section 1.1(f) if Citadel promptly repairs the damaged asset substantially to its previous condition. If any assets are substituted or excluded pursuant to this Section 1.1(f), the Citadel Asset Valuation shall be adjusted accordingly.

     1.2  Citadel Asset Valuation.
          -----------------------

          (a) (i) The Exchange Notice shall set forth the name and address of a qualified Member of Appraisal Institute ("MAI") real estate appraiser to
                                                 ---
     appraise the value of real estate assets which are part of the Citadel Assets (the "Real Estate Assets") and a qualified appraiser to appraise the
                  ------------------
     value of the non-real estate assets, if any, which are part of the Citadel Assets (the "Non-Real Estate Assets"), each appraiser chosen by Citadel
                  ----------------------

     (the "Citadel Appraisers") (such aggregate value being referred to as the
           ------------------
     "Citadel Asset Valuation").  Within fifteen (15) business days of the date
     ------------------------
     of the Exchange Notice, Reading Entertainment shall give Citadel notice of the names and addresses of a qualified MAI real estate appraiser to appraise the value of the Real Estate Assets and a qualified appraiser to appraise the value of the Non-Real Estate Assets, each chosen by Reading Entertainment (the "Reading Entertainment Appraisers"). Each of the
                         --------------------------------
     Citadel Appraisers and Reading Entertainment Appraisers (collectively, the "Appraisers") shall value the Citadel Assets to be appraised by them as of
      ----------
     the date the last of the Appraisers is retained (the "Valuation Date").
                                                           --------------
     The Appraisers shall be requested to separately appraise any After Acquired Assets. The Appraisers, in appraising any Citadel Assets, shall take into account any liabilities (including, without limitation, contingent or environmental liabilities) relating to or encumbering such Citadel Assets and the "value" thereof shall be determined net of any such liabilities which will encumber the Citadel Assets following the Closing. Any mortgage debt relating to any asset shall be deemed to be a liability equal to its outstanding principal amount as of the Valuation Date, which amount shall be deducted (without duplication) from the value otherwise attributable to such asset, unless such debt is repaid by Citadel at or prior to the Closing.

               (ii) Within thirty (30) days of the date of the Exchange Notice, Citadel and Reading Entertainment shall cause the Citadel and the Reading Entertainment Appraisers, respectively, to deliver to both Reading Entertainment and Citadel their respective appraisal reports setting forth the value of the Citadel Assets appraised by them. Thereafter, Reading Entertainment and Citadel agree to use their best efforts to agree on the Citadel Asset Valuation and the value of the After Acquired Assets (such value of the After Acquired Assets being the "After Acquired Asset
                                                   --------------------
     Valuation;" the excess of the Citadel Asset Valuation over the After
     ---------
     Acquired Asset Valuation is hereinafter referred to as the "Existing Asset
                                                                 --------------
     Valuation").  If an agreement on both valuations can be reached within five
     ---------
     (5) business days of the latest to be delivered of the Appraisers' reports, those valuations shall be the Citadel Asset Valuation and After Acquired Asset Valuation. If no agreement on either or both such matters can be reached within such five (5) business day period, the parties shall select and jointly engage, a third set of appraisers (the "Third Appraisers") who
                                                         ----------------
     shall be directed, as promptly as practicable, to value the Citadel Assets as of the Valuation Date and shall affirm the valuation of either the Reading Entertainment Appraisers or the Citadel Appraisers. Such determination by the Third Appraisers shall be binding upon Citadel and Reading Entertainment and the valuations affirmed by the Third Appraisers shall be the Citadel Asset Valuation and After Acquired Asset Valuation. The date when the Citadel Asset Valuation and After Acquired Asset Valuation are determined as provided above shall be the "Determination
                                                              -------------
     Date."
     ----
               (iii) If required by either Citadel or Reading Entertainment, the parties shall request the Appraisers to update their procedures, as set forth above, to a date not later than forty-five (45) days prior to the anticipated Closing Date, which date shall thereupon become the Valuation Date. Upon delivery of such reports, Citadel and Reading Entertainment shall, to the extent necessary as a result of any difference in such reports from the original reports of the Appraisers, repeat the procedures set forth in

     Section 1.2(a)(ii), and the dates and valuations, determined by such repeated procedures, shall be substituted for the dates and valuations as originally determined.

               (iv) With respect to the liabilities encumbering or relating to the Citadel Assets which require the consent of the other party for the assignment of such liabilities to Reading Entertainment, at or prior to the Closing, Citadel and Reading Entertainment shall cooperate with each other to obtain any such consent. In the event any such consent cannot be obtained, Reading Entertainment shall, at its own expense, refinance any or all of such debt to permit the transfer of such assets to Reading Entertainment.

               (v) Citadel shall be entitled to all income earned or accrued and shall be responsible for all liabilities and obligations incurred or payable in connection with the Citadel Assets through the close of business on the Closing Date and Reading Entertainment shall be entitled to all income earned or accrued and shall be responsible for all assumed liabilities incurred or payable in connection with the Citadel Assets after the close of business on the Closing Date. At the Closing, all assumed liabilities, accrued but unpaid expenses (including accrued interest) and prepaid expenses relating to the Citadel Assets shall be apportioned between Reading Entertainment and Citadel in accordance with generally accepted accounting principles ("GAAP") as of the close of business on the
                                      ----
     Closing Date and the Citadel Asset Valuation shall be adjusted accordingly. The Citadel Asset Valuation shall also be adjusted for changes in the principal amount of any indebtedness to be assumed by Reading Entertainment between the Valuation Date and the Closing Date; provided however, that in the event Reading Entertainment refinances any such debt at the Closing, the Citadel Asset Valuation shall be determined immediately prior to the repayment or refinance of such debt. At or prior to the Closing, the parties will prepare a preliminary closing statement which shall set forth the final Citadel Asset Valuation and specify on a preliminary basis all adjustments to the Citadel Asset Valuation between the Valuation Date and the Closing Date. Promptly following the Closing, the parties will finalize such closing statement, making such adjustments as may be appropriate.

          (b) If the parties are unable to agree upon the Third Appraisers within the time periods set forth above, either Reading Entertainment or Citadel, by giving seven (7) days written notice to the other, may apply to the American Arbitration Association for the purpose of selecting the Third Appraisers and the parties agree that the decision of the American Arbitration Association selecting the Third Appraisers shall be final and binding.

          (c) Citadel and Reading Entertainment shall each be responsible for the fees and expenses of its own Appraisers. The fees and expenses of the Third Appraisers, if required, shall be paid by the party whose valuation is rejected and not affirmed by the Third Appraisers.

          (d) The Citadel Assets shall be valued at their fair market value as the assets are then constituted, assuming a willing buyer and a willing seller dealing at arms-length and unaffiliated with the other.

          (e) All Real Estate Assets may be transferred to Reading Entertainment subject to all debt encumbering or related to such assets, which shall, in such event, be taken into consideration in connection with the valuation of the Real Estate Assets.

          (f) Citadel shall pay and be responsible for any transfer taxes or fees or prepayment penalties payable as a result of the transfer of the Citadel Assets. Reading Entertainment shall reimburse Citadel at the Closing or credit Citadel in computing the Citadel Asset Valuation for the amount of any liability incurred by Citadel for assumption fees relating to the assumption of any debt encumbering the Citadel Assets.

     1.3  Common Stock Valuation.
          ----------------------

          (a)  Subject to Section 1.3(b), the "Common Stock Value" shall be
                                               ------------------
calculated as follows:

               (i) The Common Stock Value with respect to the first $20,000,000 of Existing Assets Valuation shall be (A) $11.75 per share if the Exchange Notice is given on or before October 31, 1997 or (B) $12.25 per share if the Exchange Notice is after October 31, 1997.

               (ii) The Common Stock Value with respect to the excess of the Existing Assets Valuation over $20,000,000, and with respect to the After Acquired Asset Valuation up to $5,000,000, shall be the average of the Closing Prices for the thirty (30) consecutive trading days in which trading of Common Stock occurs immediately preceding the Closing Date (the "FMV Value")
      ---------

               (iii) Unless Reading Entertainment shall consent, Citadel shall not be entitled to exchange After Acquired Assets to the extent the After Acquired Asset Valuation is in excess of $5,000,000.

               (iv) Unless Reading Entertainment shall consent, Citadel shall not be entitled to exchange Citadel Assets to the extent the Citadel Asset Valuation exceeds $30,000,000.

          (b) In the event the average of the Closing Price over any sixty (60) consecutive calendar days exceeds 130% of the Common Stock Value then in effect under Section 1.3(a)(i), Reading Entertainment may, at its option, give Citadel notice of such event. If Citadel does not deliver the Exchange Notice within 120 days of such notice, the Common Stock Value for all purposes shall then be the FMV Value.

     1.4  Conditions to Asset Put Closing.
          -------------------------------

          (a) The obligation of Citadel to convey the Citadel Assets to Reading Entertainment as provided in Section 1.1 of this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions (unless waived by the written consent of Citadel):

               (i) Reading Entertainment shall deliver to Citadel a stock certificate representing the Exchange Shares and such shares shall be validly issued, fully paid and non-assessable, not subject to any preemptive or similar right (other than as set forth in Reading Entertainment's Certificate of Incorporation), and free and clear of any adverse claims whatsoever;

               (ii) Reading Entertainment shall deliver to Citadel certificates representing the Debt Securities, if any, and the Debt Securities, when delivered and paid for in accordance with the Agreement, will be legal, valid and binding obligations of Reading Entertainment, enforceable in accordance with their terms, and free and clear of any liens, charges or other encumbrances;

               (iii) Reading Entertainment shall deliver to Citadel the Cash Portion, if any;

               (iv) Reading Entertainment shall deliver to Citadel such assumption agreements, acknowledgments and other documents as Citadel may reasonably request, in such form as shall be reasonably satisfactory to Citadel, to transfer the Citadel Assets to Reading Entertainment and for Reading Entertainment to assume the debt encumbering the Citadel Assets, including without limitation, any currently existing mortgages and then existing leases;

               (v) The representations and warranties of Reading Entertainment contained in Article Three shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date and as if made with respect to the issuance of the Exchange Shares and Debt Securities, if any, except for any changes therein which (x) have been disclosed by Reading Entertainment in reports or statements filed by it under the Exchange Act, prior to the date of the Exchange Notice or (y) have otherwise been disclosed by Reading Entertainment to Citadel and, in the case of this clause (y), are reasonably acceptable to Citadel; Reading Entertainment shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Article One to be performed or complied with prior to or at the Closing Date; and Reading Entertainment shall have delivered to Citadel a certificate dated the Closing Date and signed by its President or Chief Financial Officer to the effect set forth in this subparagraph;

               (vi) There shall not be in effect (x) any order or decision of a court of competent jurisdiction or governmental agency or authority or
     (y) any action or proceeding commenced by or before any court, governmental agency or authority or threatened by any governmental agency or authority that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the consummation of the transactions provided in Section 1.1 of this Agreement;

               (vii) All consents to the assignment of any contracts to be assigned to Reading Entertainment requiring the consent of the other party thereto shall have been obtained pursuant to written instruments satisfactory to Citadel or waived by Reading Entertainment; and

               (viii) If required, the consummation of the Asset Put shall have been validly adopted at the Meeting by the affirmative vote of the holders of at least a majority of the votes cast by the Citadel stockholders entitled to vote on the matter, and the Meeting shall have been duly called with a quorum present.

          (b) The obligation of Reading Entertainment to issue the Exchange Shares and Debt Securities, if any, to Citadel as provided in Section 1.1 of this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions (unless waived by the written consent of Reading Entertainment):

               (i) Citadel shall deliver to Reading Entertainment such stock powers, assignments, bills of sale, deeds, title insurance policies, consents, cash by wire transfer and other instruments of transfer and conveyance as Reading Entertainment may reasonably request, in such form as shall be reasonably satisfactory to Reading Entertainment;

               (ii) The representations and warranties of Citadel contained in Article Three shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; Citadel shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Article One to be performed or complied with by Citadel prior to or on the Closing Date; and Citadel shall have delivered to Reading Entertainment a certificate dated the Closing Date and signed by its President or its Chief Financial Officer to the effect set forth in this subparagraph;

               (iii) There shall not be in effect (x) any order or decision of a court of competent jurisdiction or governmental agency or authority or
     (y) any action or proceeding commenced by or before any court, governmental agency or authority or threatened by any governmental agency or authority that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the consummation of the transactions provided in Section 1.1 of this Agreement;

               (iv) All consents to the assignment of any contracts to be assigned to Reading Entertainment requiring the consent of the other party thereto shall have been obtained pursuant to written instruments satisfactory to Reading Entertainment or waived by Citadel;

               (v) Citadel shall have made such filing with, and obtained such consents of, such governmental agencies as shall be required to be made or obtained by Citadel to effect the transfer of the Citadel Assets to Reading Entertainment; and

               (vi) All title insurance policies on the Real Estate Assets, as Reading Entertainment shall reasonably determine as necessary (and which shall be obtained at

     Reading Entertainment's expense), shall not be subject to any encumbrances other than encumbrances disclosed to and taken into account by the Appraisers in determining the Citadel Asset Valuation.

          (c)  (i)    In the event Citadel's acquisition of the Exchange Shares
     and Debt Securities, if any, shall be in connection with a plan of distribution of such Exchange Shares and Debt Securities to Citadel's stockholders or the reorganization, restructuring, recapitalization, liquidation, dissolution or winding up of Citadel, Reading Entertainment shall, at its own expense, prepare a registration statement, information statement or other documents and take such actions covering or otherwise relating to the Exchange Shares and Debt Securities, if any, as may be required under the Act and any other applicable state or federal securities law for Citadel to consummate such plan of distribution, reorganization, restructuring, recapitalization, liquidation, dissolution or winding up.

               (ii) In the event Citadel's acquisition of the Exchange Shares and Debt Securities, if any, are not in connection with such a plan, reorganization, restructuring, recapitalization, liquidation, dissolution or winding up, Citadel shall deliver an investment representation by Citadel with respect to the Exchange Shares and Debt Securities, if any, in form and substance equivalent to the investment representation made by CAC with respect to the Series A Preferred Stock set forth in Section 5.7 of the Exchange Agreement.

                                  ARTICLE TWO

                              REGISTRATION RIGHTS

     2.1  Definitions.  For purposes of this Article Two only, the following
          -----------
definitions shall apply.

          (a)  The terms "register," "registered," and "registration" refer to a
                          --------    ----------        ------------
registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the SEC.

          (b) The term "Registrable Securities" refers to the Conversion Shares and the Exchange Shares owned by (or issuable upon conversion of shares of Series A Preferred Stock owned by) the Holders, except that the Conversion Shares and the Exchange Shares shall cease to be Registrable Securities at the earliest date when (i) a registration statement with respect to the sale of such shares has become effective under the Act and the shares have been disposed of in accordance with such registration statement; (ii) such shares may be sold to the public pursuant to paragraph (k) of Rule 144 under the Act ("Rule 144") or
                                                                 --------
any successor provision; (iii) such shares shall have been transferred (under Rule 144 or otherwise), new certificates for the shares not bearing a legend restricting further transfer (other than as provided in Reading Entertainment's Certificate of Incorporation) shall have been delivered by Reading Entertainment and subsequent disposition of the shares does not require registration or qualification under the Act or state law then in force in the opinion of legal counsel for Reading Entertainment; or (iv) such shares cease to be outstanding.

          (c)  The term "Holder" means a holder of record of Registrable
                         ------
Securities on the books and records of Reading Entertainment which is either CAC, Citadel (if it exercises the Asset Put), or an assignee of a Holder who succeeds to the rights as a Holder in accordance with Section 2.9 hereof.

          (d)  The number of shares of "Registrable Securities then outstanding"
                                        ---------------------------------------
shall be determined by the number of shares of Common Stock which are Registrable Securities and the number of shares of Common Stock issuable pursuant to then convertible securities which are convertible into Registrable Securities.

     2.2  Request for Registration.
          ------------------------

          (a) Subject to Sections 2.2(b) and 2.2(c), if Reading Entertainment shall receive a written request (specifying that it is being made pursuant to this Article Three), from Holders of a majority of the Registrable Securities then outstanding, that Reading Entertainment file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of at least a majority of the Registrable Securities then outstanding, then Reading Entertainment shall, within ten (10) business days of the receipt thereof, give written notice of such request to all Holders at their respective addresses and shall file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement under the Act covering all Registrable Securities which the Holders request to be registered within 30 days of the mailing of such notice to all Holders.

          (b) Notwithstanding the foregoing, (i) Reading Entertainment shall not be obligated to effect a registration pursuant to this Section 2.2 during the period starting with the date 60 days prior to Reading Entertainment's estimated date of filing of, and ending on a date six months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of Reading Entertainment, provided that Reading Entertainment is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that Reading Entertainment's estimate of the date of filing such registration statement is made in good faith; (ii) if Reading Entertainment shall furnish to the Holders initiating the registration request hereunder (the "Initiating Holders") a
                                                    ------------------
certificate signed by the President of Reading Entertainment stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Reading Entertainment or its shareholders for a registration statement to be filed in the near future, then Reading Entertainment's obligation to file a registration statement shall be deferred for a period not to exceed six months; provided, however, that Reading Entertainment may furnish such a certificate to the Initiating Holders only once in any one-year time period, and (iii) if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof in proportion to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Reading Entertainment shall be obligated to effect only two registrations pursuant to this Section 2.2, provided however, that if the Holders who demand registration under this Section 2.2 are unable to register at least ninety percent (90%) of the Registrable Securities requested to be included in such registration, then the number of registrations which Reading Entertainment shall be obligated to effect under this Section 2.2 shall be increased by one.

     2.3  "Piggyback" Registration.
          ------------------------

          (a) Subject to Section 2.3(b), if at any time Reading Entertainment determines to register (including for this purpose a registration effected by Reading Entertainment for stockholders other than the Holders) any shares of Common Stock under the Act in connection with the public offering of such securities solely for cash on an SEC Form that would also permit the registration of the Registrable Securities (other than Forms S-4 and S-8), Reading Entertainment shall, each such time while Registrable Securities are outstanding, promptly give each Holder written notice of such determination. Upon the written request of each Holder given within 20 days after mailing of any such notice by Reading Entertainment, Reading Entertainment shall, subject to the provisions of Section 2.7, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested be registered; provided however, that Reading Entertainment shall not be required to proceed with such registration if the offering is abandoned in its entirety and no other securities are offered for sale.

          (b)  Reading Entertainment shall not be required under this Section
2.3 to include any Registrable Securities in such underwriting unless the Holders accept reasonable and customary terms of the underwriting as agreed upon between Reading Entertainment and the underwriters selected by it.

     2.4  Obligations of Reading Entertainment.  Notwithstanding any other
          ------------------------------------
provision hereof, whenever required under this Article Two to effect the registration of any Registrable Securities, Reading Entertainment shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, to keep such registration statement effective for up to 90 days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be necessary for the Holders to dispose of the Registrable Securities, provided that Reading Entertainment shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions.

          (e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter, if any, of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article Two, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article Two, (i) an opinion, dated such date, of the counsel representing Reading Entertainment for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Reading Entertainment, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

          (h) Make generally available to its stockholders an earnings statement satisfying the provisions of Section 11(a) of the Act (including by means of satisfying the provisions of Rule 158 under the Act) as soon as reasonably practical covering the 12-month period beginning with the first month of Reading Entertainment's first fiscal quarter commencing after the effective date of the registration statement.

          (i) Whenever any notice is required to be given under this Article Two, such notice may be given personally or by mail. Any notice given to a Holder shall be sufficient if given to the Holder at the last address set forth for such Holder on the stock transfer records of Reading Entertainment. Any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid.

     2.5  Furnish Information.  The selling Holders shall furnish to Reading
          -------------------
Entertainment such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     2.6  Expenses of Registration.  All expenses other than underwriting
          ------------------------
discounts and commission incurred in connection with any registration, filing or qualification pursuant to Sections 2.2 and 2.3, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Reading Entertainment, and the reasonable fees and disbursements of a single counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities then outstanding shall be borne by Reading Entertainment; provided, however, that Reading Entertainment shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of Reading Entertainment from that known to the Holders at the time of their request, in which case the Holders shall not be required to pay any such expenses and shall retain all rights pursuant to Section 2.2.

     2.7  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares being issued by Reading Entertainment, Reading Entertainment shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Reading Entertainment and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by Reading Entertainment. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by Reading Entertainment that the underwriters reasonably believe compatible with the success of the offering, then Reading Entertainment shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); provided, however, that in no event shall any securities of selling Holders be excluded until all securities of selling employees of, or consultants and advisors to, Reading Entertainment are excluded.

     2.8  Indemnification and Contribution.  In the event any Registrable
          --------------------------------
Securities are included in a registration statement under this Article Two:

          (a) To the extent permitted by law, Reading Entertainment will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Reading Entertainment of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Reading Entertainment will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Reading Entertainment shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (x) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director or controlling person of such Holder or underwriter or (y) any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any preliminary prospectus or final prospectus, if the final prospectus or the final prospectus as amended or supplemented, respectively, which shall have been furnished, to the underwriter or Holder claiming indemnification, prior to the time such underwriter sent written confirmation of or the Holder made such sale to the person alleging such statement, alleged statement, omission or alleged omission, does not contain such statement, alleged statement, omission or alleged omission and a copy of such final prospectus or such prospectus as amended or supplemented, respectively, shall not have been sent or given to such person; and provided, further, that in no case shall Reading Entertainment be liable for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of Reading Entertainment, which consent shall not be unreasonably withheld.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Reading Entertainment, each of its directors, each of its officers who have signed the registration statement and any underwriters, against any losses, claims, damages or liabilities (joint or several) to which Reading Entertainment or any such director, officer, controlling person or underwriter may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Reading Entertainment or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that, in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

          (d) In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 2.8, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact the express provisions of this Section 2.8 provide for indemnification, or
(ii) contribution under the Act may be required on the part of any indemnified party; then the indemnifying party in lieu of indemnifying such indemnified party hereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying parties on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying parties and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The parties further agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8(d), in no event shall any contribution under this Section 2.8(d) exceed the net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of Reading Entertainment and Holders under this
Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article Two.

     2.9  Assignment of Registration Rights.  The rights to cause Reading
          ---------------------------------
Entertainment to register Registrable Securities pursuant to this Article Two may be assigned by a Holder to any transferee or assignee of any amount of such securities; provided, in each case that (i) Reading Entertainment is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act and (iii) the transferee or assignee agrees in writing to assume all the obligations of the transferor under this Article Two.

     2.10 Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, Reading Entertainment shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of Reading Entertainment which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective within 120 days of the effective date of any registration effected pursuant to Section 2.2.

     2.11 Amendment of Registration Rights.  Any provision of this Article Two
          --------------------------------
may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Reading Entertainment and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder of Registrable Securities, each future holder of all such securities and Reading Entertainment.

                                 ARTICLE THREE

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of Reading Entertainment.  Reading
          -------------------------------------------------------
Entertainment hereby represents and warrants to each of Citadel and CAC as follows:

          (a) The representations and warranties of Reading Entertainment set forth in Section 3 of the Exchange Agreement are hereby incorporated by reference and are true and correct in all respects; and

          (b) The representations and warranties of Reading Entertainment set forth in Section 3 of the Exchange Agreement relating to the Exchange Agreement and the consummation of the transactions contemplated thereby are true and correct in all respects as if made with respect to this Agreement and the consummation of the transactions contemplated hereby, other than, with respect to Section 3.6 of the Exchange Agreement, as required by Article Two hereof and other than any consent, approval, order, authorization, registration, declaration, or filing with a governmental authority which may be required to consummate the transactions contemplated by Article One hereof.

     3.2  Representations and Warranties of Citadel and CAC.  Citadel and CAC
          -------------------------------------------------
hereby jointly and severally represent and warrant to Reading Entertainment as follows:

          (a) The representations and warranties of each of Citadel and CAC set forth in Section 5 of the Exchange Agreement (except Section 5.5) are hereby incorporated by reference and are true and correct in all respects; and

          (b) The representations and warranties of Citadel and CAC set forth in Section 5 of the Exchange Agreement relating to the Exchange Agreement and the consummation of the transactions contemplated thereby are true and correct in all respects as if made with respect to this Agreement and the consummation of the transactions contemplated hereby, other than, with respect to Sections
5.1 and 5.3 of the Exchange Agreement, representations and warranties relating to or necessary in connection with approval of the stockholders of Citadel, which if required, will be obtained on or prior to the Closing Date.

                                 ARTICLE FOUR

                    READING ENTERTAINMENT CHANGE OF CONTROL

     4.1  Redemption By Reading Entertainment.  In the event of any "Change in
          -----------------------------------
Control" (as defined in Reading Entertainment's Certificate of Designation, Preferences and Rights of the Series A Preferred Stock and Reading Entertainment's Series B Voting Cumulative Convertible Preferred Stock (the "Certificate")), Reading Entertainment shall not be entitled to redeem any
 -----------
Series A Preferred Stock held by Citadel, CAC or any of their respective affiliates pursuant to the first sentence of Section 5.1(a) of the Certificate unless, prior to or simultaneously with such redemption, Craig assumes, pursuant to an assumption agreement in form and substance satisfactory to Citadel in its reasonable discretion, all obligations of Reading Entertainment under Articles One, Two (as it relates to the Exchange Shares) and Five hereunder. Notwithstanding the foregoing, such assumption agreement by Craig shall provide:

     (a) In lieu of Common Stock, Citadel will be entitled to exchange the Citadel Assets (to the extent it would otherwise have been entitled to exchange the Citadel Assets for Common Stock) for Craig's Class A Common Preference Stock, par value $0.01 per share ("Craig Stock"),
                                   -----------

     (b) For purposes of Section 1.3(a)(i), the Common Stock Value shall be determined by multiplying: (i) the average of the Closing Prices of the Craig Stock for the twenty (20) consecutive trading days on which trading of the Craig Stock occurs immediately prior to the date of the event which results in such Change of Control (the "Change of Control Date") by (ii) a fraction, the
                        ----------------------
denominator of which shall be the Closing Price of the Common Stock on the Change of Control Date and the numerator of which shall be the applicable Common Stock Value of the Common Stock under Section 1.3(a)(i). For all other purposes, in determining the "Common Stock Value" with respect to the Craig Stock, Craig and the Craig Stock shall be deemed substituted for Reading Entertainment and the Common Stock.

     (c) Craig shall represent and warrant to Citadel and CAC as to the matters covered by the representations and warranties of Reading Entertainment set forth in Article Three as if made by Craig with respect to such assumption agreements, this Agreement and the consummation of the transactions covered thereby and hereby.

     (d) References to the representations and warranties of Reading Entertainment in Section 1.4(a)(v) shall refer to representations and warranties of Craig as if made by Craig with respect to Craig.

                                 ARTICLE FIVE

                              GENERAL PROVISIONS

     5.1  General Provisions.
          ------------------

          (a) Subject to Section 2.4(i), all notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, upon receipt of a facsimile transmission, when deposited in the United States mails (first class postage prepaid) or when deposited with Federal Express, and addressed as provided in
Section 10.2 of the Exchange Agreement or to such other address and fax number as any of the parties hereto may from time to time designate in writing, prior to the giving of such notice.

          (b) Except as set forth in Article Two, no amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in a specific instance and for the specific purpose for which given.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          (d) Except as set forth in Article Two, this Agreement shall not be assigned by any party without the prior written consent of the other party hereto.

          (e) This Agreement and the documents and agreements referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings whether oral or written, relating to the subject matter hereof.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

          (g) Each party hereto shall execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

          (h) Except as provided in Section 1.2, should any party institute any arbitration, action, suit or other proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in connection therewith.

          (i) Other than as specifically provided herein, each party shall bear its own costs and expenses (including fees and disbursements of legal counsel) incurred in connection with the consummation of the transactions provided for herein.

          (j) No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              READING ENTERTAINMENT, INC.


                              By:
                                    ---------------------------------
                              Name:
                                    ---------------------------------
                              Its:
                                    ---------------------------------


                              CITADEL ACQUISITION CORP., INC.

                              By:
                                    ---------------------------------
                              Name:
                                    ---------------------------------
                              Its:
                                    ---------------------------------


                              CITADEL HOLDING CORPORATION

                              By:
                                    ---------------------------------
                              Name:
                                    ---------------------------------
                              Its:
                                    ---------------------------------

Acknowledged and agreed, as to the matters set forth in Section 1.1(e)(iv) and Article Four:

CRAIG CORPORATION


By:
    -------------------------
Name:
    -------------------------
Its:
    -------------------------